     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 2005



                                                            FILE NO. 333-124712
===============================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------



                                AMENDMENT NO. 3
                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                          HEALTHCARE ACQUISITION CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                6770                            20-2726770
(State or other jurisdiction of         (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)          Classification Code Number)         Identification Number)


                             2116 FINANCIAL CENTER
                               666 WALNUT STREET
                             DES MOINES, IOWA 50309
                                 (515) 244-5746
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                               MATTHEW P. KINLEY
                             2116 FINANCIAL CENTER
                               666 WALNUT STREET
                             DES MOINES, IOWA 50309
                                 (515) 244-5746
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------
                                   Copies to:

                   STUART NEUHAUSER, ESQ.                                          ALAN WOVSANIKER, ESQ.
               ELLENOFF GROSSMAN & SCHOLE LLP                                      STEVEN SKOLNICK, ESQ.
              370 LEXINGTON AVENUE, 19TH FLOOR                                     LOWENSTEIN SANDLER PC
                  NEW YORK, NEW YORK 10017                                         65 LIVINGSTON AVENUE
                       (212) 370-1300                                           ROSELAND, NEW JERSEY 07068
                                                                                      (973) 597-2500

                                ----------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

===============================================================================

                        CALCULATION OF REGISTRATION FEE



                                                                 AMOUNT      PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
 TITLE OF EACH CLASS OF                                           TO BE       OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
 SECURITY TO BE REGISTERED                                     REGISTERED      PER UNIT (1)          PRICE (1)             FEE
-----------------------------------------------------------------------------------------------------------------------------------
 Units, each consisting of one share of Common Stock,
 $.0001 par value, and one Warrant (2) .....................   10,350,000         $ 8.00            $ 82,800,000        $   9,746
-----------------------------------------------------------------------------------------------------------------------------------
 Shares of Common Stock included as part of the Units (2) ..   10,350,000             --                      --             --(3)
-----------------------------------------------------------------------------------------------------------------------------------
 Warrants included as part of the Units (2) ................   10,350,000             --                      --             --(3)
-----------------------------------------------------------------------------------------------------------------------------------
 Shares of Common Stock underlying the Warrants included in
 the Units (4) .............................................   10,350,000         $ 6.00            $ 62,100,000        $   7,309
-----------------------------------------------------------------------------------------------------------------------------------
 Representative's Unit Purchase Option .....................            1         $  100            $        100        $       0
-----------------------------------------------------------------------------------------------------------------------------------
 Units underlying the Representative's Unit Purchase Option
 ("Representative's Units")(4) .............................      450,000         $10.00            $  4,500,000        $     529
-----------------------------------------------------------------------------------------------------------------------------------
 Shares of Common Stock included as part of the
 Representative's Units(4) .................................      450,000             --                      --             --(3)
-----------------------------------------------------------------------------------------------------------------------------------
 Warrants included as part of the Representative's Units(4)       450,000             --                      --             --(3)
-----------------------------------------------------------------------------------------------------------------------------------
 Shares of Common Stock underlying the Warrants included in
 the Representative's Units(4) .............................      450,000         $ 7.50            $  3,375,000        $     397
-----------------------------------------------------------------------------------------------------------------------------------
 Total .....................................................                                        $152,775,000        $17,981(5)
-----------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee.
(2) Includes 1,350,000 Units and 1,350,000 shares of Common Stock and 1,350,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3) No fee pursuant to Rule 457(g).

(4) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.
(5) $15,984 previously paid; $1,997 paid herewith.

PRELIMINARY PROSPECTUS                     SUBJECT TO COMPLETION, JULY 25, 2005

                                  $72,000,000

                          HEALTHCARE ACQUISITION CORP.

                                9,000,000 UNITS



   Healthcare Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international assets or an operating business in the healthcare industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

   This is an initial public offering of our securities. Each unit consists of:

     o    one share of our common stock; and

     o    one warrant.

   Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or ______________, 2006 [ONE YEAR FROM THE DATE OF THIS PROSPECTUS], and will expire on ______________, 2009 [FOUR YEARS FROM THE DATE OF THIS PROSPECTUS], or earlier upon redemption.



   We have granted the underwriters a 45-day option to purchase up to 1,350,000 additional units solely to cover over-allotments, if any (over and above the 9,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Maxim Group LLC, the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 450,000 units at $10.00 per unit, with the warrants issued as part of such units exercisable at $7.50 per share. Otherwise, the units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.


   There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol "HAQ.U", subject to official notice of listing. Once the securities comprising the units begin separate trading, the common stock and warrants will also be listed on the American Stock Exchange under the symbols "HAQ" and "HAQ.WS", respectively. We cannot assure you, however, that any of such securities will be or continue to be listed on the American Stock Exchange. In the event that the securities are not listed on the American
Stock Exchange, we anticipate that the units will be quoted on the OTC
Bulletin Board but we cannot assure you that our securities will be so quoted or, if quoted, will continue to be quoted.


   INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




    ----------------------------------------------------------------------------------------------------------------------------
                                                                        PUBLIC       UNDERWRITING DISCOUNT    PROCEEDS, BEFORE
                                                                    OFFERING PRICE    AND COMMISSIONS (1)     EXPENSES, TO US
    ----------------------------------------------------------------------------------------------------------------------------
     Per unit                                                        $      8.00           $     0.64           $      7.36
    ----------------------------------------------------------------------------------------------------------------------------
     Total                                                           $72,000,000           $5,760,000           $66,240,000
    ----------------------------------------------------------------------------------------------------------------------------



---------------
(1) Includes a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.08 per unit ($720,000 in total) payable to Maxim Group LLC, and also includes an additional underwriting discount in the amount of 1% of the gross proceeds, or $0.08 per unit ($720,000 in total), payable to Maxim Group LLC (including any units sold to cover overallotments), payable upon consummation of a business combination.

   Of the net proceeds we receive from this offering, $64,980,000 ($7.22 per unit) will be deposited into a trust account at JP Morgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, acting as trustee.



   We are offering the units for sale on a firm-commitment basis. Maxim Group LLC, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about ______________, 2005.



                                MAXIM GROUP LLC

                            __________________, 2005


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               TABLE OF CONTENTS




                                                                            PAGE
                                                                            ----
Prospectus Summary ......................................................     1
Summary Financial Data ..................................................     7
Risk Factors ............................................................     8
Use of Proceeds .........................................................    21
Dilution ................................................................    24
Capitalization ..........................................................    25
Management's Discussion and Analysis of Financial Condition and Results
  of Operations..........................................................    26
Proposed Business .......................................................    28
Management ..............................................................    38
Principal Stockholders ..................................................    43
Certain Relationships and Related Transactions ..........................    45
Description of Securities ...............................................    47
Underwriting ............................................................    51
Legal Matters ...........................................................    54
Experts .................................................................    54
Where You Can Find Additional Information ...............................    55
Index to Financial Statements ...........................................    F-1


   YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

                               PROSPECTUS SUMMARY


   This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to Healthcare Acquisition Corp. The term "public stockholders" means the holders of common stock sold as part of the units in this offering or in the open market, including any existing stockholders to the extent that they purchase or acquire such shares. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Additionally, unless we tell you otherwise, the information in this prospectus has been adjusted to give retroactive effect to a stock dividend of approximately .333333 shares of common stock for each outstanding share of common stock on July 8, 2005 as well as a stock dividend of approximately .125 shares of common stock for each outstanding share of common stock on July 22, 2005.



THE COMPANY

   We are a blank check company organized under the laws of the State of Delaware on April 25, 2005. We were formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international assets or an operating business in the healthcare industry. To date, our efforts have been limited to organizational activities and we have not acquired any business operations.


   The healthcare industry constitutes one of the largest segments of the United States economy. According to the Centers for Medicare and Medicaid Services, or CMS, healthcare expenditures have increased from $245.8 billion in 1980 to a forecasted $1.9 trillion in 2005, representing a Compound Annual Growth Rate, or CAGR, of 9%. Further, in 2003, approximately 64% of total healthcare expenditures were spent on the following categories: hospital care (31%), physician and clinical services (23%) and prescription drugs (10%). In 2003, healthcare expenditures totaled $1.7 trillion (or $5,800 per American) and accounted for 15.3% of Gross Domestic Product, or GDP, which outpaced overall economic growth by 3%. In the future, national health expenditures are projected to reach $3.6 trillion by 2014, representing a CAGR of 7.4% over the next ten years. Health spending is projected to reach 18.7% of GDP by 2014. We anticipate the substantial growth in healthcare witnessed over the past 25 years should continue going forward. Therefore, we believe there will be numerous acquisition targets within the healthcare sector.

   While we may seek to effect business combinations with more than one target business in the healthcare industry, our initial business combination must be for assets or with a target business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination. As used in this prospectus, a "target business" shall include assets or an operating business in the healthcare industry and a "business combination" shall mean the acquisition by us of such assets or target business. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Other than reviewing several industry reports, including those published by CMS, in order to define the healthcare industry, neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. We will not enter into any business combination with any affiliates of our initial stockholders, officers or directors.


   Our officers and directors will not receive any compensation in this offering other than reimbursement for out-of-pocket expenses incurred by them on our behalf, which includes an aggregate of $175,000 in loans which they made to us in April 2005. After the consummation of a business combination, if any, to the extent they remain as officers of the resulting business, we anticipate that they may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the healthcare industry. Further, after the consummation of a business combination, if any, to the extent such persons remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the healthcare industry.

   In addition, we have agreed to pay Equity Dynamics, Inc., an affiliated third party of which Mr. Pappajohn (our Chairman and Secretary) is the President and principal stockholder, and Mr. Kinley (our President and Treasurer) is a Senior Vice President, approximately $6,000 per month for office space and certain additional general and administrative services. We have also agreed to pay another affiliated third party, The Lan Group, of which Dr. Schaffer (our Chief Executive Officer) is the sole owner, approximately $1,500 per month for office space and certain additional general and administrative services.

   Our executive offices are located at 2116 Financial Center, 666 Walnut Street, Des Moines, Iowa 50309, and our telephone number at that location is
(515) 244-5746.


                                  THE OFFERING




SECURITIES OFFERED:                     9,000,000 units, at $8.00 per unit, each
                                        unit consisting of:



                                          o one share of common stock; and

                                          o one warrant

                                        The units will begin trading on or
                                        promptly after the date of this
                                        prospectus. Each of the common stock and warrants shall trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC determines that an earlier date is acceptable. Upon such separation, the units will no longer trade. In no event will Maxim Group LLC allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over- allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K.

COMMON STOCK:



Number outstanding before this
  offering . . . . . . . . . . . . .    2,250,000 shares

Number to be outstanding after this
  offering. . . . . . . . . . . . . .   11,250,000 shares



WARRANTS:

Number outstanding before this
  offering . . . . . . . . . . . . .    0



Number to be outstanding after this
  offering. . . . . . . . . . . . . .   9,000,000 warrants



Exercisability. . . . . . . . . . . .   Each warrant is exercisable for one
                                        share of common stock.

Exercise price. . . . . . . . . . . .   $6.00 per share

Exercise period . . . . . . . . . . .   The warrants will become exercisable on
                                        the later of:

                                          o the completion of a business
                                            combination with a target
                                            business, or


                                          o _________________, 2006 [ONE YEAR
                                            FROM THE DATE OF THIS PROSPECTUS]

                                        The warrants will expire at 5:00 p.m.,
                                        New York City time, on ________________,
                                        2009 [FOUR YEARS FROM THE DATE OF THIS
                                        PROSPECTUS] or earlier upon redemption.

Redemption. . . . . . . . . . . . . .   We may redeem the outstanding warrants:

                                          o in whole and not in part,

                                          o at a price of $.01 per warrant
                                            at any time after the warrants
                                            become exercisable,

                                          o upon a minimum of 30 days' prior
                                            written notice of redemption, and


                                          o if, and only if, the last sales
                                            price of our common stock equals or
                                            exceeds $11.50 per share for any 20
                                            trading days within a 30 trading day
                                            period ending three business days
                                            before we send the notice of
                                            redemption.


                                        We have established this last criterion
                                        to provide warrant holders with a
                                        premium to the initial warrant exercise
                                        price as well as a degree of liquidity
                                        to cushion the market reaction, if any,
                                        to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Management Warrant Purchase . . . . .   John Pappajohn, our chairman and
                                        secretary, or his designees, has agreed
                                        to purchase up to $1,000,000 of our
                                        warrants in the open market, at a price
                                        per warrant not to exceed $1.20, within
                                        three months of such warrants being
                                        separately tradeable. These warrants
                                        will not be sold by Mr. Pappajohn or his designees until the consummation of a business combination. Maxim Group LLC has also agreed to purchase up to $500,000 of our warrants in the open market on similar terms; however, Maxim
                                        Group LLC may sell their warrants prior
                                        to the consummation of a business
                                        combination.


PROPOSED AMERICAN STOCK EXCHANGE
 SYMBOLS FOR OUR:

Units . . . . . . . . . . . . . . . .   "HAQ.U"

Common Stock. . . . . . . . . . . . .   "HAQ"

Warrants. . . . . . . . . . . . . . .   "HAQ.WS"

Offering proceeds to be held
in trust . . . . . . . . . . . . . .    $64,980,000 of the proceeds of this
                                        offering ($7.22 per unit) will be placed in a trust account at JP Morgan Chase NY
                                        Bank maintained by Continental Stock
                                        Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust fund
                                        (initially, approximately $1,580,000
                                        after the payment of the expenses
                                        relating to this offering). It is
                                        possible that we could use a portion of
                                        the funds not in the trust account to
                                        make a deposit, down payment or fund a
                                        "no-shop" provision with respect to a
                                        particular proposed business
                                        combination. In the event we were
                                        ultimately required to forfeit such
                                        funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.



                                        None of the warrants may be exercised
                                        until after the consummation of a
                                        business combination and, thus, after
                                        the proceeds of the trust fund have been disbursed, the warrant exercise price will be paid directly to us.

Stockholders must approve business
 combination  . . . . . . . . . . . .   We will seek stockholder approval before
                                        we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below.
                                        Voting against the business combination
                                        alone will not result in conversion of a stockholder's shares into a pro rata share of the trust fund.
                                        Such stockholder must have also
                                        exercised its conversion rights
                                        described below.

                                        We will not enter into any business
                                        combination with any affiliates of our
                                        initial stockholders, officers or
                                        directors.



Conversion rights for stockholders
 voting to reject a business
 combination  . . . . . . . . . . . .   Public stockholders voting against a
                                        business combination will be entitled to convert their stock into a pro rata share of the trust fund, including any interest earned on their portion of the trust fund, if the business combination is approved and completed. Public stockholders that convert their stock into their pro rata share of the trust fund will continue to have the right to exercise any warrants they may hold.
                                        Because the initial per share conversion price is $7.22 per share (plus any interest), which is lower than the $8.00 per unit price paid in the offering and, which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, including any existing stockholders to the extent that they purchase or acquire such shares.



Liquidation if no business
 combination. . . . . . . . . . . . .   We will dissolve and promptly distribute
                                        only to our public stockholders the
                                        amount in our trust fund plus any
                                        remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

Escrow of existing stockholders'
 shares . . . . . . . . . . . . . . .   On the date of this prospectus, all of
                                        our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer
                                        & Trust Company, acting as escrow agent.
                                        Subject to certain limited exceptions,
                                        such as transfers to family members and
                                        trusts for estate planning purposes and
                                        upon death while remaining subject to
                                        the escrow agreement, these shares will
                                        not be transferable during the escrow
                                        period and will not be released from
                                        escrow until ______________, 2008 [THREE
                                        YEARS FROM THE DATE OF THIS PROSPECTUS], unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

RISKS


In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our promoter's initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 8 of this prospectus.

                             SUMMARY FINANCIAL DATA


   The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.



                                                              APRIL 30, 2005
                                                          ----------------------
                                                           ACTUAL    AS ADJUSTED
                                                          --------   -----------
BALANCE SHEET DATA:
 Working capital/(deficiency) ........................    $(90,753)  $66,582,500
 Total assets ........................................     253,253    66,582,500
 Total liabilities ...................................     230,753            --
 Value of common stock which may be converted to cash
   ($7.22 per share)..................................          --    12,989,502
 Stockholders' equity ................................      22,500    53,592,998



   The "as adjusted" information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.



   The working capital and total assets amounts include the $64,980,000 to be held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust fund will be distributed solely to our public stockholders. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, including any existing stockholders to the extent that they purchase or acquire such shares.

   We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 9,000,000 shares sold in this offering, or 1,799,100 shares of common stock, at an initial per-share conversion price of $7.22, without taking into account interest earned on the trust fund. The actual per-share conversion price will be equal to:



   o the amount in the trust fund, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

   o divided by the number of shares of common stock sold in the offering.

                                  RISK FACTORS

   An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

                  RISKS ASSOCIATED WITH OUR POTENTIAL BUSINESS

WE ARE A NEWLY FORMED COMPANY WITH NO OPERATING HISTORY AND, ACCORDINGLY, YOU WILL NOT HAVE ANY BASIS ON WHICH TO EVALUATE OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVE.

   We are a recently formed company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more domestic or international assets or an operating business in the healthcare industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Other than reviewing several industry reports, including those published by CMS, in order to define the healthcare industry, neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. We will not generate any revenues or income (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination.

IF WE ARE FORCED TO LIQUIDATE BEFORE A BUSINESS COMBINATION, OUR PUBLIC STOCKHOLDERS WILL RECEIVE LESS THAN $8.00 PER SHARE UPON DISTRIBUTION OF THE TRUST FUND AND OUR WARRANTS WILL EXPIRE WORTHLESS.

   If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination after this offering. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Effecting a business combination--Liquidation if no business combination."

YOU WILL NOT BE ENTITLED TO PROTECTIONS NORMALLY AFFORDED TO INVESTORS OF BLANK CHECK COMPANIES.

   Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Comparison to offerings of blank check companies" below.

BECAUSE THERE ARE NUMEROUS COMPANIES WITH A BUSINESS PLAN SIMILAR TO OURS SEEKING TO EFFECTUATE A BUSINESS COMBINATION, IT MAY BE MORE DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION.


   Based upon publicly available information, approximately 25 similarly structured blank check companies have completed initial public offerings since August 2003 and numerous others have filed registration statements. Of these companies, only one company has consummated a business combination, while three other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 24 blank check companies with more than $1.0 billion in trust, and may be at least 28 additional blank check companies with more than $2.1 billion in trust that are seeking to carry out a business plan similar to our business plan. While some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only one of such companies has completed a business combination and three of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

IF THIRD PARTIES BRING CLAIMS AGAINST US, THE PROCEEDS HELD IN TRUST COULD BE REDUCED AND THE PER-SHARE LIQUIDATION PRICE RECEIVED BY STOCKHOLDERS WILL BE LESS THAN $7.22 PER SHARE.

   Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $7.22 per share held in the trust account, plus interest, due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, our chairman and executive officers will be personally liable under certain circumstances (for example, if a vendor does not waive any rights or claims to the trust account) to ensure that the proceeds in the trust fund are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary to ensure that such claims do not reduce the amount in the trust fund. However, we cannot assure you that our executive officers will be able to satisfy those obligations.



WE MAY ISSUE SHARES OF OUR CAPITAL STOCK OR DEBT SECURITIES TO COMPLETE A BUSINESS COMBINATION, WHICH WOULD REDUCE THE EQUITY INTEREST OF OUR STOCKHOLDERS AND LIKELY CAUSE A CHANGE IN CONTROL OF OUR OWNERSHIP.



   Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 79,750,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:



   o may significantly reduce the equity interest of investors in this offering;

   o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

   o may adversely affect prevailing market prices for our common stock.

   Additionally, the healthcare industry is capital intensive, traditionally using substantial amounts of indebtedness to finance acquisitions, capital expenditures and working capital needs. If we finance the purchase of assets or operations through the issuance of debt securities, it could result in:

   o default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

   o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

   o our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

   o our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

   For a more complete discussion of the possible structure of a business combination, see the section below entitled "Effecting a business combination--Selection of a target business and structuring of a business combination."

OUR ABILITY TO EFFECT A BUSINESS COMBINATION AND TO EXECUTE ANY POTENTIAL BUSINESS PLAN AFTERWARDS WILL BE TOTALLY DEPENDENT UPON THE EFFORTS OF OUR KEY PERSONNEL, SOME OF WHOM MAY JOIN US FOLLOWING A BUSINESS COMBINATION AND WHOM WE WOULD HAVE ONLY A LIMITED ABILITY TO EVALUATE.

   Our ability to effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect most of our management and other key personnel, particularly our chairman of the board, vice chairman and president to each remain associated with us following a business combination, we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business' management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

OUR OFFICERS AND DIRECTORS MAY ALLOCATE THEIR TIME TO OTHER BUSINESSES THEREBY CAUSING CONFLICTS OF INTEREST IN THEIR DETERMINATION AS TO HOW MUCH TIME TO DEVOTE TO OUR AFFAIRS. THIS COULD HAVE A NEGATIVE IMPACT ON OUR ABILITY TO CONSUMMATE A BUSINESS COMBINATION.

   Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a discussion of potential conflicts of interest that you should be aware of, see the section below entitled "Management--Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

OUR OFFICERS AND DIRECTORS ARE CURRENTLY AFFILIATED WITH ENTITIES ENGAGED IN BUSINESS ACTIVITIES SIMILAR TO THOSE INTENDED TO BE CONDUCTED BY US AND ACCORDINGLY, MAY HAVE CONFLICTS OF INTEREST IN DETERMINING WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED TO.

   Our officers and directors may in the future become affiliated with other entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing affiliations, they have prior fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management's business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled "Management--Directors and Executive Officers" and "Management--Conflicts of Interest." We cannot assure you that these conflicts will be resolved in our favor.

ALL OF OUR DIRECTORS OWN SHARES OF OUR SECURITIES WHICH WILL NOT PARTICIPATE IN LIQUIDATION DISTRIBUTIONS AND THEREFORE THEY MAY HAVE A CONFLICT OF INTEREST IN DETERMINING WHETHER A PARTICULAR TARGET BUSINESS IS APPROPRIATE FOR A BUSINESS COMBINATION.

   All of our directors own shares of common stock in our company which were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation if we are unable to complete a business combination. Additionally, our chairman, or his designees, has agreed to purchase up to an aggregate of $1,000,000 of warrants on the open market for a price not to exceed $1.20 per warrant, once such warrants begin to trade separately. These warrants will not be sold until the consummation of a business combination. The shares and warrants owned by these directors will be worthless if we do not consummate a business combination. The personal and financial interests of these directors may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, these directors' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

OUR EXISTING STOCKHOLDERS WILL NOT RECEIVE REIMBURSEMENT FOR ANY OUT-OF-POCKET EXPENSES INCURRED BY THEM TO THE EXTENT THAT SUCH EXPENSES EXCEED THE AMOUNT IN THE TRUST FUND UNLESS THE BUSINESS COMBINATION IS CONSUMMATED AND THEREFORE THEY MAY HAVE A CONFLICT OF INTEREST.


   Our existing stockholders, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust fund unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

IT IS PROBABLE THAT WE WILL ONLY BE ABLE TO COMPLETE ONE BUSINESS COMBINATION, WHICH WILL CAUSE US TO BE SOLELY DEPENDENT ON A SINGLE BUSINESS.


   The net proceeds from this offering will provide us with approximately $64,980,000 which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. Accordingly, the prospects for our ability to effect our business strategy may be:

   o solely dependent upon the performance of a single business; or

   o dependent upon the development or market acceptance of a single or limited number of products, processes or services.

   In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

WE MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING, IF REQUIRED, TO COMPLETE A BUSINESS COMBINATION OR TO FUND THE OPERATIONS AND GROWTH OF THE TARGET BUSINESS, WHICH COULD COMPEL US TO RESTRUCTURE THE TRANSACTION OR ABANDON A PARTICULAR BUSINESS COMBINATION.

   Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

OUR EXISTING STOCKHOLDERS, INCLUDING OUR OFFICERS AND DIRECTORS, CONTROL A SUBSTANTIAL INTEREST IN US AND THUS MAY INFLUENCE CERTAIN ACTIONS REQUIRING STOCKHOLDER VOTE.

   Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Additionally, our chairman, or his designees, has agreed to purchase up to an aggregate of $1,000,000 of warrants on the open market for a price not to exceed $1.20 per warrant, once such warrants begin to trade separately. These warrants cannot be sold until after consummation of a business combination. None of our other existing stockholders, officers and directors has indicated to us that they intend to purchase units in the offering or warrants on the open market.

   Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, initially only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or in the open market. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

OUR EXISTING STOCKHOLDERS PAID AN AGGREGATE OF $25,000, OR APPROXIMATELY $0.0111 PER SHARE, FOR THEIR SHARES AND, ACCORDINGLY, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE PURCHASE OF OUR COMMON STOCK.


   The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29% or $2.33 per share (the difference between the pro forma net tangible book value per share of $5.67 and the initial offering price of $8.00 per unit).


OUR OUTSTANDING WARRANTS MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF COMMON STOCK AND MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.



   In connection with this offering, as part of the units (but not including any overallotments issued to the underwriters), we will be issuing warrants to purchase 9,000,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.



IF OUR EXISTING STOCKHOLDERS EXERCISE THEIR REGISTRATION RIGHTS, IT MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OUR COMMON STOCK AND THE EXISTENCE OF THESE RIGHTS MAY MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.



   Our existing stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before three years from the date of this prospectus. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 2,250,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.


THE AMERICAN STOCK EXCHANGE MAY DELIST OUR SECURITIES FROM TRADING ON ITS EXCHANGE WHICH COULD LIMIT INVESTORS' ABILITY TO MAKE TRANSACTIONS IN OUR SECURITIES AND SUBJECT US TO ADDITIONAL TRADING RESTRICTIONS.

   We have applied to have our securities listed on the American Stock Exchange, a national securities exchange, in connection with this offering. We cannot assure you that our securities will, or will continue to be, listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

   If the American Stock Exchange delists our securities from trading on its exchange and we are not able to list our securities on another exchange or to have them quoted on Nasdaq, our securities could be quoted on the OTC Bulletin Board, or "pink sheets". As a result, we could face significant material adverse consequences including:

   o a limited availability of market quotations for our securities;

   o a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

   o a limited amount of news and analyst coverage for our company; and

   o a decreased ability to issue additional securities or obtain additional financing in the future.


   The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as "covered securities". If we are listed on the American Stock Exchange, our securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies generally, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states.


IF OUR COMMON STOCK BECOMES SUBJECT TO THE SEC'S PENNY STOCK RULES, BROKER-DEALERS MAY EXPERIENCE DIFFICULTY IN COMPLETING CUSTOMER TRANSACTIONS AND TRADING ACTIVITY IN OUR SECURITIES MAY BE ADVERSELY AFFECTED.

   If at any time our securities are no longer listed on the American Stock Exchange or another exchange or quoted on Nasdaq and we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

   o make a special written suitability determination for the purchaser;

   o receive the purchaser's written agreement to a transaction prior to sale;

   o provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

   o obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

   If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.


THE REPRESENTATIVE OF THE UNDERWRITERS IN THE OFFERING HAS ONLY LIMITED EXPERIENCE ACTING IN SUCH ROLE.



   Although certain principals of Maxim Group LLC have extensive experience in the securities industry, Maxim Group LLC itself was formed in October 2002 and has acted as the lead manager in only three firm commitment public offerings, co-manager in four firm commitment public offerings and as a member of the underwriting syndicate in fifty eight underwritten public offerings. Since Maxim Group LLC has limited experience in underwriting firm commitment public offerings, their lack of experience may adversely affect the public offering price of our units, common stock and warrants and the subsequent development, if any, of a trading market for our units, common stock and warrants.


   If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940, OUR ACTIVITIES MAY BE RESTRICTED WHICH, AMONG OTHER PROBLEMS, MAY MAKE IT DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION. SUCH RESTRICTIONS
INCLUDE:

   o restrictions on the nature of our investments; and

   o restrictions on the issuance of securities.

   In addition, we may have imposed upon us burdensome requirements, including:

   o registration as an investment company;

   o adoption of a specific form of corporate structure; and

   o reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

   We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in "government securities" with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

OUR DIRECTORS MAY NOT BE CONSIDERED "INDEPENDENT" UNDER THE POLICIES OF THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC.

   All of our officers or directors own shares of our common stock, and no salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. We believe that two members of our board of directors are "independent" as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not "independent." If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not two of them are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

BECAUSE OUR INITIAL STOCKHOLDERS' INITIAL EQUITY INVESTMENT WAS ONLY $25,000, OUR OFFERING MAY BE DISALLOWED BY STATE ADMINISTRATORS THAT FOLLOW THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC. STATEMENT OF POLICY ON PROMOTIONAL OR DEVELOPMENT STAGE COMPANIES.


   Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a promotional or development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our promoters' initial investment of $25,000 is less than the required $1,910,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.


SINCE WE HAVE NOT CURRENTLY SELECTED A PROSPECTIVE TARGET BUSINESS WITH WHICH TO COMPLETE A BUSINESS COMBINATION, INVESTORS IN THIS OFFERING ARE UNABLE TO CURRENTLY ASCERTAIN THE MERITS OR RISKS OF THE TARGET BUSINESS' OPERATIONS.

   Since we have not yet identified a prospective target, investors in this offering have no current basis to evaluate the possible merits or risks of the target business' operations. To the extent we complete a business combination with a financially unstable company, an entity in its development stage and/or an entity subject to unknown or unmanageable liabilities, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled "Effecting a business combination--We have not identified a target business."

WE MAY ACQUIRE A DOMESTIC BUSINESS WITH OPERATIONS OUTSIDE OF THE UNITED STATES, AND MAY FACE CERTAIN ECONOMIC AND REGULATORY CHALLENGES THAT WE MAY BE UNABLE TO MEET.

   While we expect to acquire a business or assets in the United States, we may acquire a business or assets with operations outside the United States. There are certain risks inherent in doing business in international markets, particularly in the healthcare industry, which is heavily regulated and controlled in many jurisdictions outside the United States. These risks include:

   o less developed healthcare infrastructures and generally higher costs;

   o difficulty in obtaining the necessary healthcare regulatory approvals for any potential expansion, and the possibility that any approvals that may be obtained would impose restrictions on the operation of the our business;

   o the inability to manage and coordinate the healthcare regulatory requirements of multiple jurisdictions that are constantly evolving and subject to unexpected change;

   o difficulties in staffing and managing foreign operations;

   o fluctuations in exchange rates;

   o reduced or no protection for intellectual property rights; and

   o potentially adverse tax consequences.


   Our inability to manage these risks effectively could adversely affect our proposed business and limit our ability to expand our operations, which would have a material adverse effect on the our business, financial condition and results of operations.


                 RISKS ASSOCIATED WITH THE HEALTHCARE INDUSTRY


   Even if we acquire domestic or international assets or operations, of which no assurances can be given, our proposed business will be subject to numerous risks, including the following:

CHANGES IN THE HEALTHCARE INDUSTRY ARE SUBJECT TO VARIOUS INFLUENCES, EACH OF WHICH MAY AFFECT OUR PROSPECTIVE BUSINESS.

   The healthcare industry is subject to changing political, economic, and regulatory influences. These factors affect the purchasing practices and operations of healthcare organizations. Any changes in current healthcare financing and reimbursement systems could cause us to make unplanned enhancements of our prospective products or services, or result in delays or cancellations of orders, or in the revocation of endorsement of our prospective products or services by clients. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. Such programs may increase governmental regulation or involvement in healthcare, lower reimbursement rates, or otherwise change the environment in which healthcare industry participants operate. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our prospective products or services.

   Many healthcare industry participants are consolidating to create integrated healthcare systems with greater market power. As the healthcare industry consolidates, competition to provide products and services to industry participants will become even more intense, as will the importance of establishing a relationship with each industry participant. These industry participants may try to use their market power to negotiate price reductions for our prospective products and services. If we were forced to reduce our prices, our operating results could suffer if we could not achieve corresponding reductions in our expenses.

ANY BUSINESS WE ACQUIRE WILL BE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION. ANY CHANGES TO THE LAWS AND REGULATIONS GOVERNING OUR PROSPECTIVE BUSINESS, OR THE INTERPRETATION AND ENFORCEMENT OF THOSE LAWS OR REGULATIONS, COULD CAUSE US TO MODIFY OUR OPERATIONS AND COULD NEGATIVELY IMPACT OUR OPERATING RESULTS.

   We believe that our prospective business will be extensively regulated by the federal government and any states in which we decide to operate. The laws and regulations governing our operations, if any, are generally intended to benefit and protect persons other than our stockholders. The government agencies administering these laws and regulations have broad latitude to enforce them. These laws and regulations along with the terms of any government contracts we may enter into would regulate how we do business, what products and services we could offer, and how we would interact with the public. These laws and regulations, and their interpretations, are subject to frequent change. Changes in existing laws or regulations, or their interpretations, or the enactment of new laws or regulations could reduce our revenue, if any, by:

   o imposing additional capital requirements;

   o increasing our liability;

   o increasing our administrative and other costs;

   o increasing or decreasing mandated benefits;

   o forcing us to restructure our relationships with providers; or

   o requiring us to implement additional or different programs and systems.

   For example, Congress enacted the Health Insurance Portability and Accountability Act of 1996 which mandates that health plans enhance privacy protections for member protected health information. This requires health plans to add, at significant cost, new administrative, information and security systems to prevent inappropriate release of protected member health information. Compliance with this law is uncertain and has affected the revenue streams of entities subject to it. Similarly, individual states periodically consider adding operational requirements applicable to health plans, often without identifying funding for these requirements. California recently required all health plans to make available to members independent medical review of their claims. Any analogous requirements applied to our prospective products or services would be costly to implement and could affect our prospective revenues.

   We believe that our business, if any, will be subject to various routine and non-routine governmental reviews, audits and investigation. Violation of the laws governing our prospective operations, or changes in interpretations of those laws, could result in the imposition of civil or criminal penalties, the cancellation of any contracts to provide products or services, the suspension or revocation of any licenses, and exclusion from participation in government sponsored health programs, such as Medicaid and the State Children's Health Insurance Program. If we become subject to material fines or if other sanctions or other corrective actions were imposed upon us, we might suffer a substantial reduction in revenue, and might also lose one or more of our government contracts and as a result lose significant numbers of members and amounts of revenue.

   The current administration's issuance of new regulations, its review of the existing Health Insurance Portability and Accountability Act of 1996 rules and other newly published regulations, the states' ability to promulgate stricter rules, and uncertainty regarding many aspects of the regulations may make compliance with any new regulatory landscape difficult. In order to comply with any new regulatory requirements, any prospective business we acquire may be required to employ additional or different programs and systems, the costs of which are unknown to us at this time. Further, compliance with any such new regulations may lead to additional costs that we have not yet identified. We do not know whether, or the extent to which, we would be able to recover our costs of complying with any new regulations. Any new regulations and the related compliance costs could have a material adverse effect on our business.

IF WE ARE UNABLE TO ATTRACT QUALIFIED HEALTHCARE PROFESSIONALS AT REASONABLE COSTS, IT COULD LIMIT OUR ABILITY TO GROW, INCREASE OUR OPERATING COSTS AND NEGATIVELY IMPACT OUR BUSINESS.

   We may rely significantly on our ability to attract and retain qualified healthcare professionals who possess the skills, experience and licenses necessary to meet the certification requirements and the requirements of the hospitals, nursing homes and other healthcare facilities with which we may work, as well as the requirements of applicable state and federal governing bodies. We will compete for qualified healthcare professionals with hospitals, nursing homes and other healthcare organizations. Currently, for example, there is a shortage of qualified nurses in most areas of the United States. Therefore, competition for nursing personnel is increasing, and nurses' salaries and benefits have risen. This may also occur with respect to other healthcare professionals on whom our business may become dependent.

   Our ability to attract and retain such qualified healthcare professionals will depend on several factors, including our ability to provide attractive assignments and competitive benefits and wages. We cannot assure you that we will be successful in any of these areas. Because we may operate in a fixed reimbursement environment, increases in the wages and benefits that we must provide to attract and retain qualified healthcare professionals or increases in our reliance on contract or temporary healthcare professionals could negatively affect our revenue. We may be unable to continue to increase the number of qualified healthcare professionals that we recruit, decreasing the potential for growth of our business. Moreover, if we are unable to attract and retain qualified healthcare professionals, we may have to limit the number of clients for whom we can provide any of our prospective products or services.

WE MAY FACE SUBSTANTIAL RISKS OF LITIGATION AS A RESULT OF OPERATING IN THE HEALTHCARE INDUSTRY. IF WE BECOME SUBJECT TO MALPRACTICE AND RELATED LEGAL CLAIMS, WE COULD BE REQUIRED TO PAY SIGNIFICANT DAMAGES, WHICH MAY NOT BE COVERED BY INSURANCE.

   Litigation is a risk that each business contends with, and businesses operating in the healthcare industry do so more than most. In recent years, medical product companies have issued recalls of medical products, and physicians, hospitals and other health care providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large monetary claims and significant defense costs. We intend to maintain liability insurance in amounts that we believe will be appropriate for our prospective operations. We also intend to maintain business interruption insurance and property damage insurance, as well as an additional umbrella liability insurance policy. However, this insurance coverage may not cover all claims against us. Insurance coverage may not continue to be available at a cost allowing us to maintain adequate levels of insurance. If one or more successful claims against us were not covered by or exceeded the coverage of our insurance, our financial condition could be adversely affected.

WE MAY BE DEPENDENT ON PAYMENTS FROM MEDICARE AND MEDICAID. CHANGES IN THE RATES OR METHODS GOVERNING THESE PAYMENTS FOR OUR PROSPECTIVE PRODUCTS OR SERVICES, OR DELAYS IN SUCH PAYMENTS, COULD ADVERSELY AFFECT OUR PROSPECTIVE REVENUE.

   A large portion of our revenue may consist of payments from Medicare and Medicaid programs. Because these are generally fixed payments, we would be at risk for the cost of any products or services provided to our clients. We cannot assure you that Medicare and Medicaid will continue to pay in the same manner or in the same amount that they currently do. Any reductions in amounts paid by government programs for our prospective products or services or changes in methods or regulations governing payments would adversely affect our potential revenue. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would also adversely affect our potential revenue.

IF OUR COSTS WERE TO INCREASE MORE RAPIDLY THAN FIXED PAYMENT ADJUSTMENTS WE RECEIVE FROM MEDICARE, MEDICAID OR OTHER THIRD-PARTY PAYORS FOR ANY OF OUR POTENTIAL PRODUCTS OR SERVICES, OUR REVENUE COULD BE NEGATIVELY IMPACTED.

   We may receive fixed payments for our prospective products or services based on the level of service or care that we provide. Accordingly, our revenue may be largely dependent on our ability to manage costs of providing any products or services and to maintain a client base. We may become susceptible to situations where our clients may require more extensive and therefore more expensive products or services than we may be able to profitably deliver. Although Medicare, Medicaid and certain third-party payors currently provide for an annual adjustment of various payment rates based on the increase or decrease of the medical care expenditure category of the Consumer Price Index, these increases have historically been less than actual inflation. If these annual adjustments were eliminated or reduced, or if our costs of providing our products or services increased more than the annual adjustment, any revenue stream we may generate would be negatively impacted.

WE MAY DEPEND ON PAYMENTS FROM THIRD-PARTY PAYORS, INCLUDING MANAGED CARE ORGANIZATIONS. IF THESE PAYMENTS ARE REDUCED, ELIMINATED OR DELAYED, OUR PROSPECTIVE REVENUES COULD BE ADVERSELY AFFECTED.

   We may be dependent upon private sources of payment for any of our potential products or services. Any amounts that we may receive in payment for such products and services may be adversely affected by market and cost factors as well as other factors over which we have no control, including regulations and cost containment and utilization decisions and reduced reimbursement schedules of third-party payors. Any reductions in such payments, to the extent that we could not recoup them elsewhere, would have a material adverse effect on our prospective business and results of operations. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would have a material adverse effect on our prospective business and results of operations.

MEDICAL REVIEWS AND AUDITS BY GOVERNMENTAL AND PRIVATE PAYORS COULD RESULT IN MATERIAL PAYMENT RECOUPMENTS AND PAYMENT DENIALS, WHICH COULD NEGATIVELY IMPACT OUR BUSINESS.

   Medicare fiscal intermediaries and other payors may periodically conduct pre-payment or post-payment medical reviews or other audits of our prospective products or services. In order to conduct these reviews, the payor would request documentation from us and then review that documentation to determine compliance with applicable rules and regulations, including the documentation of any products or services that we might provide. We cannot predict whether medical reviews or similar audits by federal or state agencies or commercial payors of such products or services will result in material recoupments or denials, which could have a material adverse effect on our financial condition and results of operations.

IF THE FDA OR OTHER STATE OR FOREIGN AGENCIES IMPOSE REGULATIONS THAT AFFECT OUR POTENTIAL PRODUCTS, OUR COSTS WILL INCREASE.

   The development, testing, production and marketing of any of our potential products that we may manufacture, market or sell following a business combination may be subject to regulation by the FDA as "devices" under the 1976 Medical Device Amendments to the Federal Food, Drug and Cosmetic Act. Before a new medical device, or a new use of, or claim for, an existing product can be marketed in the United States, it must first receive either 510(k) clearance or pre-market approval from the FDA, unless an exemption applies. Either process can be expensive and lengthy. The FDA's 510(k) clearance process usually takes from three to twelve months, but it can take longer and is unpredictable. The process of obtaining pre-market approval is much more costly and uncertain than the 510(k) clearance process and it generally takes from one to three years, or even longer, from the time the application is filed with the FDA.

   In the United States, medical devices must be:

   o manufactured in registered and quality approved establishments by the FDA; and

   o produced in accordance with the FDA Quality System Regulation ("QSR") for medical devices.

   As a result, we may be required to comply with QSR requirements and if we fail to comply with these requirements, we may need to find another company to manufacture any such devices which could delay the shipment of our potential product to our customers.

   The FDA requires producers of medical devices to obtain FDA licensing prior to commercialization in the United States. Testing, preparation of necessary applications and the processing of those applications by the FDA is expensive and time consuming. We do not know if the FDA would act favorably or quickly in making such reviews, and significant difficulties or costs may potentially be encountered by us in any efforts to obtain FDA licenses. The FDA may also place conditions on licenses that could restrict commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. Delays imposed by the FDA licensing process may materially reduce the period during which we have the exclusive right to commercialize any potential patented products. We may make modifications to any potential devices and may make additional modifications in the future that we may believe do not or will not require additional clearances or approvals. If the FDA should disagree, and require new clearances or approvals for the potential modifications, we may be required to recall and to stop marketing the potential modified devices. We also may be subject to Medical Device Reporting regulations, which would require us to report to the FDA if our products were to cause or contribute to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury. We cannot assure you that such problems will not occur in the future.

   Additionally, our potential products may be subject to regulation by similar agencies in other states and foreign countries. Compliance with such laws or regulations, including any new laws or regulations in connection any potential products developed by us, might impose additional costs on us or marketing impediments on such products which could adversely affect our revenues and increase our expenses. The FDA and state authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could result in enforcement action by the FDA or state agencies, which may include any of the following sanctions:

   o warning letters, fines, injunctions, consent decrees and civil penalties;

   o repair, replacement, refunds, recall or seizure of our products;

   o operating restrictions or partial suspension or total shutdown of production;

   o refusal of requests for 510(k) clearance or premarket approval of new products, new intended uses, or modifications to existing products;

   o withdrawal of 510(k) clearance or premarket approvals previously granted;
     and

   o criminal prosecution.

   If any of these events were to occur, it could harm our business.

THE FDA CAN IMPOSE CIVIL AND CRIMINAL ENFORCEMENT ACTIONS AND OTHER PENALTIES ON US IF WE WERE TO FAIL TO COMPLY WITH STRINGENT FDA REGULATIONS.

   Medical device manufacturing facilities must maintain records, which are available for FDA inspectors documenting that the appropriate manufacturing procedures were followed. Should we acquire such a facility as a result of a business combination, the FDA would have authority to conduct inspections of such a facility. Labeling and promotional activities are also subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. Any failure by us to take satisfactory corrective action in response to an adverse inspection or to comply with applicable FDA regulations could result in enforcement action against us, including a public warning letter, a shutdown of manufacturing operations, a recall of our products, civil or criminal penalties or other sanctions. From time to time, the FDA may modify such requirements, imposing additional or different requirements which could require us to alter our business methods which could potentially result in increased expenses.

                                USE OF PROCEEDS


   We estimate that the net proceeds of this offering will be as set forth in the following table:




                                              WITHOUT OVER-      OVER-ALLOTMENT
                                             ALLOTMENT OPTION   OPTION EXERCISED
                                             ----------------   ----------------
Gross proceeds ..........................      $72,000,000         $82,800,000
Offering expenses
 Underwriting discount (1)(2) ...........      $ 4,320,000         $ 4,968,000
 Underwriting non-accountable expense
  allowance (3)..........................      $   720,000         $   720,000
 Legal fees and expenses (including blue
  sky services and expenses).............      $   200,000         $   200,000
 Miscellaneous expenses .................      $    20,241         $    20,241
 Printing and engraving expenses ........      $    50,000         $    50,000
 Accounting fees and expenses ...........      $    25,000         $    25,000
 SEC registration fee ...................      $    17,981         $    17,981
 NASD registration fee ..................      $    15,778         $    15,778
 Initial trustee's fee ..................      $     1,000         $     1,000
 D&O Insurance ..........................      $    70,000         $    70,000
Net proceeds
 Held in trust (2) ......................      $64,980,000         $74,932,000
 Not held in trust ......................      $ 1,580,000         $ 1,780,000
   Total net proceeds....................      $66,560,000         $76,712,000
Use of net proceeds not held in trust
Legal, accounting and other expenses
  attendant to the due diligence
  investigations, structuring and
  negotiation of a business combination..      $   200,000         $   200,000
Payment for administrative services and
  support ($7,500 per month for 24
  months)................................      $   180,000         $   180,000
Due diligence of prospective target
  businesses.............................      $   600,000         $   600,000
Legal and accounting fees relating to
  SEC reporting obligations..............      $    50,000         $    50,000
Working capital and reserves ............      $   550,000         $   750,000
   Total.................................      $ 1,580,000         $ 1,780,000


---------------
(1) Consists of an underwriting discount of 6% of the gross proceeds of this Offering (including any units sold to cover overallotments).
(2) Upon consummation of a business combination, Maxim Group LLC will be paid an additional underwriting discount in the amount of 1% of the gross proceeds of this Offering (including any units sold to cover overallotments) out of the funds held in trust.
(3) The 1% non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters' over-allotment option.


   $64,980,000, or $74,932,000 if the underwriters' over-allotment option is exercised in full, of the net proceeds will be placed in a trust account at JP Morgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time.


   We have agreed to pay Equity Dynamics, Inc., an affiliated third party of which Mr. Pappajohn is the President and principal stockholder, and Mr. Kinley a Senior Vice President, approximately $6,000 per month for office space and certain additional general and administrative services. We have also agreed to pay another affiliated third party, The Lan Group, of which Dr. Schaffer is the sole owner, approximately $1,500 per month for office space and certain additional general and administrative services.

   John Pappajohn, our chairman and secretary, or his designees, has agreed to purchase up to $1,000,000 of our warrants in the open market, at a price per warrant not to exceed $1.20, within three months of such warrants being separately tradeable. These warrants will not be sold by Mr. Pappajohn or his designees until the consummation of a business combination. Maxim Group LLC has also agreed to purchase up to $500,000 of our warrants in the open market on similar terms; however, Maxim Group LLC may sell their warrants prior to the consummation of a business combination.

   Prior to the closing of a business combination, we have agreed to obtain keyman life insurance in the amount of $3,000,000 in the aggregate on the lives of certain members of our management for a three year period. Based on current estimates, the premium for such life insurance policies, of which we will be the sole beneficiary, is expected to be approximately $5,000 per year.


   We intend to use the excess working capital (approximately $550,000) being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We expect that due diligence of prospective target businesses will be performed by some or all of our officers and directors and may include engaging market research firms and/or third party consultants. Our officers and directors will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.


   It is also possible that we could use a portion of such excess working capital to make a deposit, down payment or fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding another suitable business combination without securing additional financing. Thus, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

   To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

   As of the date of this prospectus,Mr. Pappajohn, Dr. Schaffer and Mr. Kinley have loaned us a total of $175,000 which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees and legal and accounting fees and expenses. These loans will be payable without interest on the earlier of April 28, 2006 or the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust.

   The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will be invested only in United States "government securities," defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

   Other than the $7,500 aggregate per month general and administrative service fees described above, no compensation of any kind (including finder's and consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that they may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the healthcare industry. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the healthcare industry.

   A public stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust fund. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, including any existing stockholders to the extent that they purchase or acquire such shares.

                                    DILUTION


   The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash if voted against the business combination), by the number of outstanding shares of our common stock.


   At April 30, 2005, our net tangible book value was a deficiency of $(90,753), or approximately $(0.04) per share of common stock. After giving effect to the sale of 9,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 1,799,100 shares of common stock which may be converted into cash) at April 30, 2005 would have been $53,592,998 or $5.67 per share, representing an immediate increase in net tangible book value of $5.71 per share to the existing stockholders and an immediate dilution of $2.33 per share or 29% to new investors not exercising their conversion rights.


   The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:



    Public offering price                                              $ 8.00
      Net tangible book value before this offering                     $(0.04)
      Increase attributable to new investors                           $ 5.71
    Pro forma net tangible book value after this offering              $ 5.67
    Dilution to new investors                                          $ 2.33

   Our pro forma net tangible book value after this offering has been reduced by approximately $12,989,502 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust fund calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.



   The following table sets forth information with respect to our existing stockholders and the new investors:



                                                SHARES PURCHASED          TOTAL CONSIDERATION
                                                ----------------          -------------------      AVERAGE PRICE
                                              NUMBER     PERCENTAGE       AMOUNT      PERCENTAGE     PER SHARE
                                            ----------   ----------    -----------    ----------   -------------
Existing stockholders...................     2,250,000       20.0%     $    25,000       0.001%       $0.0111
New investors (1).......................     9,000,000       80.0%     $72,000,000      99.999%       $  8.00
                                            ----------   ----------    -----------    ----------
                                            11,250,000      100.0%     $72,025,000        100%

---------------
(1) Assumes the sale of 9,000,000 units in this offering, but not the exercise of 9,000,000 warrants to purchase shares of our common stock sold as part of such units.

                                 CAPITALIZATION


   The following table sets forth our capitalization at April 30, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:




                                                              APRIL 30, 2005
                                                              --------------
                                                                          AS
                                                           ACTUAL      ADJUSTED
                                                          --------   -----------
Notes payable, existing stockholders (1) .............    $175,000            --
Common stock, $.0001 par value, -0- and 1,799,100
  shares which are subject to possible conversion,
  shares at conversion value (2)......................    $     --   $12,989,502
Stockholders' equity:
 Preferred stock, $.0001 par value, 1,000,000 shares
  authorized; none issued or outstanding..............    $     --            --
 Common stock, $.0001 par value, 100,000,000 shares
  authorized; 2,250,000 shares issued and outstanding;
  9,450,900 shares issued and outstanding (excluding
  1,799,100 shares subject to possible conversion), as
  adjusted (3)........................................    $    150   $       945
 Additional paid-in capital                               $ 24,850   $53,594,628
 Deficit accumulated during the development stage (3)     $ (2,500)  $    (2,575)
   Total stockholders' equity.........................    $ 22,500   $53,592,998
   Total capitalization...............................    $197,500   $66,582,500

---------------
(1) Notes payable, existing stockholders, are payable on the earlier of April 28, 2006 or the consummation of this offering.
(2) If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash (approximately $12,989,502) of up to approximately 19.99% of the aggregate number of shares (approximately 1,799,100 shares) sold in this offering at a per-share conversion price equal to the amount in the trust fund ($7.22 per share), inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.
(3) As adjusted to include the effect of a .333333 to 1 stock dividend paid on July 8, 2005 as well as a .125 to 1 stock dividend paid on July 22, 2005.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


   We were formed on April 25, 2005, to serve as a vehicle to acquire one or more domestic or international assets or an operating business in the healthcare industry, through a merger, capital stock exchange, asset acquisition or other similar business combination. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

   o may significantly reduce the equity interest of our stockholders;

   o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

   o may adversely affect prevailing market prices for our common stock.

   Similarly, if we issued debt securities, it could result in:

   o default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

   o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

   o our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

   o our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

   We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.


   We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $1,120,000, including $720,000 evidencing the underwriters' non-accountable expense allowance of 1% of the gross proceeds, and underwriting discounts of approximately $4,320,000 (or $4,968,000 if the underwriters' over-allotment option is exercised in full), will be approximately $66,560,000 (or $76,712,000 if the underwriters' over-allotment option is exercised in full). Of this amount, $64,980,000, or $74,932,000 if the underwriters' over-allotment option is exercised in full, will be held in trust and the remaining $1,580,000 (or $1,780,000 if the underwriters' over-allotment option is exercised in full) will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $200,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for administrative services and support payable to affiliated third parties (up to $7500 per month for 24 months), $600,000 of expenses for the due diligence and investigation of a target business, $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $550,000 for general working capital that will be used for miscellaneous expenses and reserves. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

   As of the date of this prospectus, Mr. Pappajohn, Dr. Schaffer and Mr. Kinley have loaned us a total of $175,000 which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees and legal and accounting fees and expenses. These loans will be payable without interest on the earlier of April 28, 2006 or the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust.

We have granted a purchase option to Maxim Group LLC. Based on Emerging Issues Task Force 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settle in, a Company's Own Stock, the purchase option will initially be measured at fair value and reported in permanent equity, and subsequent changes in fair value will not be recognized as long as the purchase option continues to be classified as an equity instrument. Accordingly, there will be no net impact on our financial position or results of operations except for recording of the $100 proceeds from sale.

                               PROPOSED BUSINESS


INTRODUCTION

   We are a blank check company organized under the laws of the State of Delaware on April 25, 2005 and formed to serve as a vehicle for the acquisition of one or more domestic or international assets or an operating business in the healthcare industry. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

OVERVIEW

   The healthcare industry constitutes one of the largest segments of the United States economy. According to the Centers for Medicare and Medicaid Services, or CMS, healthcare expenditures have increased from $245.8 billion in 1980 to a forecasted $1.9 trillion in 2005, representing a Compound Annual Growth Rate, or CAGR, of 9%. Further, in 2003, approximately 64% of total healthcare expenditures were spent on the following categories: hospital care (31%), physician and clinical services (23%) and prescription drugs (10%). In 2003, healthcare expenditures totaled $1.7 trillion (or $5,800 per American) and accounted for 15.3% of Gross Domestic Product, or GDP, which outpaced overall economic growth by 3%. In the future, national health expenditures are projected to reach $3.6 trillion by 2014, representing a CAGR of 7.4% over the next ten years. Health spending is projected to reach 18.7% of GDP by 2014.

   Funding for healthcare comes from public and private sources. Medicaid and Medicare programs were created in the mid 1960's. Medicare focuses on elderly coverage (over 65 years old) and the disabled of any age. Medicaid provides coverage for the poor and indigent population and is jointly funded by the Federal and State governments. In 2002, according to CMS, roughly 34% of healthcare payments came from Medicaid and Medicare. Private health insurance supports roughly 35% of total costs. As healthcare costs rise, the private sector is responding by shifting more of the cost of healthcare to employees by paying a smaller percent of healthcare premiums. The employee, usually in the form of a payroll deduction, must pay the amount of the premium not funded by the employer. However, according to the U.S. Census Bureau, approximately 40 million Americans were uninsured in 2003.

   Our management believes that, as a result of continued growth, there will be numerous acquisition targets within the healthcare sector. Our management believes that this growth will be driven by the following factors:

   o EXPANDING AND AGING POPULATION. According to U.S. Census Bureau estimates, in 2005 the American population is approximately 296 million and growing. Simultaneously, we are witnessing the "graying of America", whereby the elderly population is increasing more rapidly than the rest of the population and represents the largest users of healthcare services. According to the U.S. Census Bureau, approximately 12% of the U.S. population was over-65 in 2003 and was forecasted to account for roughly 20% of the population by 2030. By 2010, the number of people in the United States between the ages of 40 and 60 is expected to grow from roughly 58 million to more than 64 million.

   o EVOLVING MEDICAL TREATMENTS. Advances in technology have favorably impacted the development of new medical devices and treatments/therapies. The products are generally more effective and easier-to-use. Some of these breakthroughs have reduced hospital stays, costs and recovery periods. The continued advancement of technological breakthroughs should continue to boost services administered by healthcare providers.

   o INCREASED CONSUMER AWARENESS. In recent years, the publicity associated with new technological advances and new medical therapies has increased the number of patients visiting healthcare professionals to seek treatment for new and innovative therapies. Simultaneously, consumers have become more vocal due to rising costs and reduced access to physicians. Lastly, the rise in cosmetic procedures has emerged as one of the fastest growing healthcare segments. Since many cosmetic procedures require out-of-pocket expenditures, this rise may reflect a growing willingness by consumers to pay for certain procedures out of their discretionary funds. We believe that more active and aware consumers will continue to stimulate a wide variety of healthcare segments.

   o ACCESS TO CAPITAL. The venture capital community has traditionally embraced healthcare companies. Capital investments have allowed entities to grow and expand via consolidation or organic growth. Therefore, we believe there are many mature companies that may potentially serve as platforms for future acquisitions and growth. According to Dow Jones VentureSource, 2,142 healthcare companies raised venture capital financing rounds from 2001-2004. In that time period, 66 venture-backed healthcare companies completed initial public offerings and 194 venture-backed healthcare companies were acquired via merger and acquisition.

   Although we may consider a target business in any segment of the healthcare industry, we intend to concentrate our search for an acquisition candidate in the following segments:

   o healthcare services;

   o healthcare information technology;

   o healthcare facilities; and

   o medical devices and products.

OUR MANAGEMENT TEAM

   Mr. Pappajohn, our chairman and secretary, has been an active private equity investor in healthcare companies for more than 30 years and has served as a director of more than 40 public companies. Mr. Pappajohn has been a founder in several public healthcare companies such as Caremark Rx, Inc., Quantum Health Resources and Radiologix, Inc. Mr. Pappajohn and Dr. Schaffer, our vice chairman and chief executive officer, have worked together for more than fifteen years on a variety of healthcare companies and have co-founded Allion Healthcare, Inc, Patient Infosystems, Inc. and Radiologix all of which are public companies. In addition, Mr. Pappajohn and Dr. Schaffer have worked together on many private healthcare companies, such as Logisticare, Inc. and Source Medical Corporation.

   Dr. Schaffer serves as a director of Allion Healthcare and Patient InfoSystems. He has served as chairman of several healthcare companies, including Radiologix when it was private. He has been an active co-investor and co-founder of companies with Mr. Pappajohn for more than fifteen years. Dr. Schaffer has also served as a director on many healthcare boards, including several health systems and more than ten healthcare services and technology companies. Dr. Schaffer is also currently a Clinical Professor of Radiology at Weill Cornell Medical College.

   Mr. Kinley, our president and treasurer, has been involved in the financing and development of more than twenty companies with Mr. Pappajohn in the past ten years. Mr. Kinley has worked with Dr. Schaffer for more than ten years on healthcare services and technology companies. Mr. Kinley has also held various positions at KPMG Peat Marwick, working on tax, audit and merger and acquisition issues.

EFFECTING A BUSINESS COMBINATION

 General

   We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

 We have not identified a target business


   To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters or other affiliates have had any preliminary contact or discussions on our behalf with representatives of any prospective target business regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Other than reviewing several industry reports, including those published by CMS, in order to define the healthcare industry, neither we nor any of our agents or affiliates has yet taken any measure, directly or indirectly, to locate a target business. Finally, we note that there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

   Subject to the limitation that a target business have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.


 Sources of target businesses

   We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors as well as their affiliates may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. We will not enter into any business combinations with any affiliates of our initial stockholders, officers or directors.

 Selection of a target business and structuring of a business combination

   Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, (including any such target business that may have international operations or assets) our management will consider, among other factors, the following:

   o financial condition and results of operation;

   o growth potential;

   o experience and skill of management and availability of additional personnel;

   o capital requirements;

   o competitive position;

   o barriers to entry into other industries;

   o stage of development of the products, processes or services;

   o degree of current or potential market acceptance of the products, processes or services;

   o proprietary features and degree of intellectual property or other protection of the products, processes or services;

   o regulatory environment of the industry; and

   o costs associated with effecting the business combination.

   These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

   The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination, other than the $7,500 payable monthly in the aggregate to Equity Dynamics, Inc. and The Lan Group for office space and certain general and administrative services. In addition, none of our officers, directors, special advisors or existing stockholders will receive any finder's fee, consulting fees or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

 Fair Market Value of Target Business

   The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

 Probable lack of business diversification

   While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our ability to execute any potential business plan may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

   o subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

   o result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

   Additionally, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or closely related businesses is contingent upon the simultaneous closings of the other acquisitions.

 Limited ability to evaluate the target business' management

   Although we expect most of our management and other key personnel, particularly our chairman of the board, chief executive officer and president, to remain associated with us following a business combination, they may be involved in different capacities than at present, and we may employ other personnel following the business combination. Although we intend to closely scrutinize such individuals, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to help manage a public company.

 Opportunity for stockholder approval of business combination

   Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain required financial information regarding the business.

   In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering, if any, or purchased following this offering in the open market by any of our existing stockholders, officers and directors, and with respect to shares so acquired by existing stockholders, the existing stockholders may vote against a proposed business combination and exercise their conversion rights in the event that the business combination transaction is approved.. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. Voting against the business combination alone will not result in conversion of a stockholder's shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below.

 Conversion rights

   At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust fund, the initial per-share conversion price would be $7.22 or $0.78 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

   Because the initial per share conversion price is $7.22 per share (plus any interest), which is lower than the $8.00 per unit price paid in the offering and, which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, including any existing stockholders to the extent that they purchase or acquire such shares.


 Liquidation if no business combination

   If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust fund with respect to our warrants, which will expire worthless.


   If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the initial per-share liquidation price would be $7.22 or $0.78 less than the per-unit offering price of $8.00. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $7.22, plus interest, due to claims of creditors. Our chairman and all of our executive officers have agreed pursuant to agreements with us and Maxim Group LLC that, if we distribute the proceeds held in trust to our public stockholders, they will be personally liable under certain circumstances (for example, if a vendor does not waive any rights or claims to the trust fund) to pay debts and obligations to vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations.


   If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

   Our public stockholders shall be entitled to receive funds from the trust fund only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund. Voting against the business combination alone will not result in conversion of a stockholder's shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described above.

COMPETITION FOR TARGET BUSINESSES

   In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

   o our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

   o our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

   o our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

   o the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

   Additionally, we face competition from other blank-check companies which have formed recently, a number of which may consummate a business combination in any industry they choose. We may therefore be subject to competition from these companies, which are seeking to consummate a business plan similar to ours and which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only one of such companies has completed a business combination and three of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us.

   Any of these factors may place us at a competitive disadvantage in negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

   If we effect a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

FACILITIES

   We maintain our executive offices at 2116 Financial Center, 666 Walnut Street, Des Moines, Iowa 50309. We have agreed to pay Equity Dynamics, Inc., an affiliated third party of which Mr. Pappajohn is the President and principal stockholder, and Mr. Kinley a Senior Vice President, approximately $6,000 per month for office space (located at our executive offices) and certain additional general and administrative services, such as an allocable share of receptionist, secretarial and general office services. These offices consist of approximately 2,570 square feet of office space. We have also agreed to pay another affiliated third party, The Lan Group, of which Dr. Schaffer is the sole owner, approximately $1,500 per month for office space (located in Rochester, New York) and certain additional general and administrative services, such as an allocable share of receptionist, secretarial and general office services.

   We consider our current office space adequate for our current operations.

EMPLOYEES

   We have three officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect such individuals to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

PERIODIC REPORTING AND FINANCIAL INFORMATION

   We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

   We will not acquire an operating business in the healthcare industry if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Alternatively, we will not acquire assets if the financial information called for by applicable law cannot be obtained for such assets. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business or assets we seek to acquire. Our management believes that the requirement of having available financial information for the target business or assets may limit the pool of potential target businesses or assets available for acquisition.

LEGAL PROCEEDINGS

   To the knowledge of our management, there is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

COMPARISON TO OFFERINGS OF BLANK CHECK COMPANIES

   The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.



                                         TERMS OF OUR OFFERING                          TERMS UNDER A RULE 419 OFFERING
                                         ---------------------                          -------------------------------
ESCROW OF OFFERING           $64,980,000 of the net offering proceeds will       $60,264,000 would be required to be deposited
PROCEEDS                     be deposited into a trust account at JP Morgan      into either an escrow account with an insured
                             Chase NY Bank maintained by Continental Stock       depositary institution or in a separate bank
                             Transfer & Trust Company.                           account established by a broker-dealer in
                                                                                 which the broker-dealer acts as trustee for
                                                                                 persons having the beneficial interests in the
                                                                                 account.

INVESTMENT OF NET            The $64,980,000 of net offering proceeds held       Proceeds could be invested only in specified
PROCEEDS                     in trust will only be invested in U.S.              securities such as a money market fund meeting
                             "government securities," defined as any             conditions of the Investment Company Act of
                             Treasury Bill issued by the United States           1940 or in securities that are direct
                             having a maturity of one hundred and eighty         obligations of, or obligations guaranteed as
                             days or less.                                       to principal or interest by, the United
                                                                                 States.


LIMITATION ON FAIR VALUE     The initial target business that we acquire         We would be restricted from acquiring a target
OR NET ASSETS OF TARGET      must have a fair market value equal to at           business unless the fair value of such
BUSINESS                     least 80% of our net assets at the time of          business or net assets to be acquired
                             such acquisition.                                   represent at least 80% of the maximum offering
                                                                                 proceeds.

TRADING OF SECURITIES        The units shall commence trading on or              No trading of the units or the underlying
ISSUED                       promptly after the date of this prospectus.         common stock and warrants would be permitted
                             The common stock and warrants comprising the        until the completion of a business
                             units shall begin to trade separately on the        combination. During this period, the
                             90th day after the date of this prospectus          securities would be held in the escrow or
                             unless Maxim Group LLC informs us of its            trust account.
                             decision to allow earlier separate trading,
                             provided we have filed with the SEC a Current
                             Report on Form 8-K, which includes an audited
                             balance sheet reflecting our receipt of the
                             proceeds of this offering, including any
                             proceeds we receive from the exercise of the
                             over-allotment option, if such option is
                             exercised prior to the filing of the Form 8-K.
                             Thereafter the units will no longer trade.

                                         TERMS OF OUR OFFERING                          TERMS UNDER A RULE 419 OFFERING
                                         ---------------------                          -------------------------------
EXERCISE OF THE WARRANTS     The warrants cannot be exercised until the          The warrants could be exercised prior to the
                             later of the completion of a business               completion of a business combination, but
                             combination or one year from the date of this       securities received and cash paid in
                             prospectus and, accordingly, will only be           connection with the exercise would be
                             exercised after the trust fund has been             deposited in the escrow or trust account.
                             terminated and distributed.

ELECTION TO REMAIN AN        We will give our stockholders the opportunity       A prospectus containing information required
INVESTOR                     to vote on the business combination. In             by the SEC would be sent to each investor.
                             connection with seeking stockholder approval,       Each investor would be given the opportunity
                             we will send each stockholder a proxy               to notify the company, in writing, within a
                             statement containing information required by        period of no less than 20 business days and no
                             the SEC. A stockholder following the                more than 45 business days from the effective
                             procedures described in this prospectus is          date of the post-effective amendment, to
                             given the right to convert his or her shares        decide whether he or she elects to remain a
                             into his or her pro rata share of the trust         stockholder of the company or require the
                             fund. However, a stockholder who does not           return of his or her investment. If the
                             follow these procedures or a stockholder who        company has not received the notification by
                             does not take any action would not be entitled      the end of the 45th business day, funds and
                             to the return of any funds.                         interest or dividends, if any, held in the
                                                                                 trust or escrow account would automatically be
                                                                                 returned to the stockholder. Unless a
                                                                                 sufficient number of investors elect to remain
                                                                                 investors, all of the deposited funds in the
                                                                                 escrow account must be returned to all
                                                                                 investors and none of the securities will be
                                                                                 issued.

BUSINESS COMBINATION         A business combination must occur within 18         If an acquisition has not been consummated
DEADLINE                     months after the consummation of this offering      within 18 months after the effective date of
                             or within 24 months after the consummation of       the initial registration statement, funds held
                             this offering if a letter of intent or              in the trust or escrow account would be
                             definitive agreement relating to a prospective      returned to investors.
                             business combination was entered into prior to
                             the end of the 18-month period.

RELEASE OF FUNDS             The proceeds held in the trust account will         The proceeds held in the escrow account would
                             not be released until the earlier of the            not be released until the earlier of the
                             completion of a business combination or our         completion of a business combination or the
                             liquidation upon our failure to effect a            failure to effect a business combination
                             business combination within the allotted time.      within the allotted time.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

   Our current directors and executive officers are as follows:

                        NAME                              AGE                   POSITION
                         ----                             ---                   --------
John Pappajohn .....................................       76       Chairman and Secretary
Derace L. Schaffer, M.D. ...........................       57       Vice-Chairman and Chief Executive Officer
Matthew P. Kinley ..................................       37       President, Treasurer and Director
Edward B. Berger ...................................       76       Director
Wayne A. Schellhammer ..............................       52       Director


   JOHN PAPPAJOHN has served as our chairman and secretary since April 2005. Since 1969, Mr. Pappajohn has been the President and principal stockholder of Equity Dynamics, Inc., a financial consulting firm, and the sole owner of Pappajohn Capital Resources, a venture capital firm. He also serves as a director of the following public companies: Allion Healthcare, Inc., MC Informatics, Inc., PACE Health Management Systems, Inc. and Patient InfoSystems, Inc. Mr. Pappajohn has been an active private equity investor in healthcare companies for more than 30 years and has served as a director of more than 40 public companies. Mr. Pappajohn has been a founder in several public healthcare companies such as Caremark Rx, Inc., Quantum Health Resources, and Radiologix, Inc. Mr. Pappajohn and Dr. Schaffer have worked together for more than fifteen years on a variety of healthcare companies, and they have co-founded Allion Healthcare, Inc., Patient Infosystems, Inc., and Radiologix, Inc., all of which are public companies. In addition, Mr. Pappajohn and Dr. Schaffer have worked together on many private healthcare companies, such as Logisticare, Inc. and Source Medical Corporation. Mr. Pappajohn received his B.S.C. from the University of Iowa.

   DERACE L. SCHAFFER, M.D. has served as our vice chairman and chief executive officer since April 2005. Dr. Schaffer is the founder and CEO of The Lan
Group, a venture capital firm specializing in healthcare and high technology investments. He serves as a director of Allion Healthcare, Inc. and Patient InfoSystems, Inc., both public companies. He has served as chairman of several healthcare companies including, Radiologix, Inc when it was private. He has been an active co-investor with Mr. Pappajohn for more than fifteen years on a variety of healthcare companies, and they have co-founded Allion Healthcare, Patient Infosystems and Radiologix, all of which are public companies. In addition, Mr. Pappajohn and Dr. Schaffer have worked together on many private healthcare companies, such as Logisticare, Inc. and Source Medical
Corporation. Dr. Schaffer served as chief executive officer and chairman of the board of Ide Imaging Group, P.C. from 1980 to 2001. Dr. Schaffer has served as a director on many healthcare boards of directors including several health systems and more than ten healthcare services and technology companies. Dr. Schaffer received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is currently also a Clinical Professor of Radiology at Weill Cornell Medical College.

   MATTHEW P. KINLEY has served as our president, treasurer and a director since April 2005. Since 1995, he has served as Senior Vice President of Equity Dynamics, Inc., a financial consulting firm, and Pappajohn Capital Resources, a venture capital firm, both owned by John Pappajohn. Mr. Kinley has been involved in the financing and development of more than 20 companies with Mr. Pappajohn in the past ten years. Mr. Kinley has worked with Dr. Schaffer for more than ten years on healthcare services and technology companies. From 1990 through 1995, Mr. Kinley was manager and held various positions at KPMG Peat Marwick, working on tax, audit and merger and acquisition issues.
Mr. Kinley received his B.A. in Business, with highest honors, from the University of Northern Iowa in May 1990.

   EDWARD B. BERGER has served as a director since April 2005. Mr. Berger is currently a member of the Board, on the Audit Committee and Finance Committee of Patient InfoSystems, Inc., a public company. He is Chairman and Chief Executive Officer of Equity Acquisitions Incorporated, a position he has held since January 2004, Chairman of the Board of Directors of Southwest Business Systems, Chairman and CEO of Berger Equities Inc., director and Chairman of the Audit Committee of CardSystems Solutions and a director of Compass Bank of Tucson, AZ., a public company. Mr. Berger has extensive healthcare experience: past President and CEO of Palo Verde Hospital; past President and member of the Board of Trustees of Kino Community Hospital; past member of the Long Range Planning Committee of Tucson Medical Center, all in Tucson, AZ. Mr. Berger is currently an Adjunct Professor in Political Science at Pima Community College and is the Chairman of the MBA Advisory Council, Eller Graduate School of Management at the University of Arizona. He has been admitted to practice law before the U.S. Supreme Court, U.S. Court of Appeals for the 9th Circuit and the U.S. District Court-Arizona. He is admitted to the New York Bar, the Arizona Bar and the District of Columbia Bar. Mr. Berger received his Juris Doctor degree from New York Law School. Mr. Berger is a member of both our Audit Committee and our Nominating Committee.

   WAYNE A. SCHELLHAMMER has served as a director since June 2005.
Mr. Schellhammer is Chairman and Chief Executive Officer of American Care Source Holdings, Inc., a private company, a position he has held since October of 2004. He served as President and CEO of Iowa Health Physicians, an affiliate of the Iowa Health System, for five years, as President and CEO of InTrust for five years and as Vice President of Physician Services and Payer Contracting for the Iowa Health System, a hospital and physician integrated health system, for five years. Mr. Schellhammer has also held senior executive positions with KPMG Consulting (now BearingPoint) for two years, Wellcare of New York, a subsidiary of a public company, Wellcare HealthPlans, Inc., for five years, as well as a national cardiac consulting firm. He has spent a total of 30 years in the healthcare industry and is a graduate of the University of Minnesota. Mr. Schellhammer is a member of both our Audit Committee and our Nominating Committee.


   Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Mr. Berger and Mr. Schellhammer, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Pappajohn, Dr. Schaffer and Mr. Kinley, will expire at the second annual meeting.

   These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.


DIRECTOR INDEPENDENCE

   Our board of directors has determined that Mr. Berger and Mr. Schellhammer are "independent directors" as defined in the American Stock Exchange listing standards and Rule 10A-3 of the Exchange Act. We intend to locate and appoint at least two additional independent directors to serve on the board of directors and one additional independent director to serve on each of our audit committee and nominating committee within one year of the completion of this offering.

BOARD COMMITTEES

   Our board of directors has established an audit committee and a nominating committee. Our board of directors has adopted charters for these committees, as well as a code of conduct and ethics that governs the conduct of our directors, officers and employees.

 Audit Committee

   Our audit committee currently consists of Mr. Berger and Mr. Schellhammer. The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the American Stock Exchange and the SEC. Each member of our audit committee will be financially literate under the current listing standards of the American Stock Exchange, and our board of directors has determined that Mr. Berger qualifies as an "audit committee financial expert," as such term is defined by SEC rules. We intend to locate and appoint at least one additional independent director on our audit committee within one year of the completion of this offering.

   The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also recommend the firm selected to be our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee's attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

 Nominating Committee

   We have established a nominating committee of the board of directors, which consists of Mr. Berger and Mr. Schellhammer, each of whom is an independent director as defined by the rules of the American Stock Exchange and the SEC. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others. We intend to locate and appoint at least one additional independent director on our nominating committee within one year of the completion of this offering.

   The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person's education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

CODE OF CONDUCT AND ETHICS

   We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.


EXECUTIVE COMPENSATION

   No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder's and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed "independent," we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

   We have agreed to pay Equity Dynamics, Inc., an affiliated third party of which Mr. Pappajohn is the President and principal stockholder, and Mr. Kinley a Senior Vice President, approximately $6,000 per month for office space and certain additional general and administrative services. We have also agreed to pay another affiliated third party, The Lan Group, of which Dr. Schaffer is the sole owner, approximately $1,500 per month for office space and certain additional general and administrative services.

CONFLICTS OF INTEREST

   Potential investors should be aware of the following potential conflicts of interest:

   o None of our officers or directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

   o In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see the previous section entitled "Directors and Executive Officers."

   o Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

   o Since our directors own shares of our common stock which will be released from escrow only in certain limited situations, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely.

   In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

   o the corporation could financially undertake the opportunity;

   o the opportunity is within the corporation's line of business; and

   o it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

   Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

   In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations they might have.

    Each of our directors has, or may come to have, to a certain degree, other fiduciary obligations. In addition all of our officers and directors have fiduciary obligations to those companies on whose board of directors they sit. To the extent that they identify business opportunities that may be suitable for the entities to which they owe a fiduciary obligation, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe a fiduciary obligation and any successors to such entities have declined to accept such opportunities. Additionally, certain of our directors and officers are directors of companies, both public and private, which may perform business activities in the healthcare industry similar to those which we may perform after consummating a business combination. Mr. Pappajohn is a director of the following such public companies: Patient InfoSystems, Inc. and Allion Healthcare, Inc., as well as the following such private companies: American CareSource Holdings, Inc. and Partners Imaging LLC. Dr. Schaffer is a director of the following such public companies: Patient InfoSystems, Inc. and Allion Healthcare, Inc., as well as the following such private companies: American CareSource Holdings, Inc., Partners Imaging LLC and CareCore

National, Inc. Mr. Berger is a director of the following such public company:
Patient InfoSystems, Inc. Mr. Schellhammer is a director of the following private company: American CareSource Holdings, Inc.

   In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Any shares of common stock acquired by existing stockholders in the open market will be considered as part of the holdings of public stockholders and will have the same rights as other public stockholders, including voting and conversion rights with respect to a potential business combination, and the existing stockholders may thus vote against a proposed business combination with respect to such shares. Accordingly, they may vote on a proposed business combination with respect to shares acquired in the open market any way they so choose. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering and not with respect to any shares acquired in the open market.

   To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. We expect that any such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination.

                             PRINCIPAL STOCKHOLDERS


   The following table sets forth information regarding the beneficial ownership of our common stock as of April 30, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), as well as stock dividends of approximately ..333333 per share for each share outstanding on July 8, 2005 and .125 per share for each share outstanding on July 22, 2005, by:



   o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

   o each of our officers and directors; and

   o all our officers and directors as a group.

   Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.




                                                                                                   APPROXIMATE PERCENTAGE
                                                                                                   OF OUTSTANDING COMMON
                                                                                                           STOCK
                                                                                                  ------------------------
                                                                                    AMOUNT AND
                                                                                     NATURE OF
                                                                                     BENEFICIAL    BEFORE THE    AFTER THE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                              OWNERSHIP     OFFERING    OFFERING(2)
---------------------------------------                                             ----------    ----------   -----------
John Pappajohn..................................................................       882,000      39.20%         7.84%
Derace L. Schaffer, M.D.........................................................       882,000      39.20%         7.84%
Matthew P. Kinley...............................................................       441,000      19.60%         3.92%
Edward B. Berger................................................................        22,500       1.00%          .20%
Wayne A. Schellhammer...........................................................        22,500       1.00%          .20%
All directors and executive officers as a group (four individuals)..............     2,250,000        100%           20%

---------------
(1) Unless otherwise indicated, the business address of each of the individuals is 2116 Financial Center, 666 Walnut Street, Des Moines, Iowa 50309.
(2) Assumes only the sale of 9,000,000 units in this offering, but not the exercise of the 9,000,000 warrants to purchase our common stock included in such units.


   John Pappajohn, our chairman and secretary, or his designees, has agreed to purchase up to $1,000,000 of our warrants on the open market, at a price per warrant not to exceed $1.20, within three months of such warrants being separately tradeable. These warrants will not be sold until the consummation of a business combination. None of our other existing stockholders, officers and directors has indicated to us that they intend to purchase units in the offering or warrants on the open market. Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

   All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

   o three years following the date of this prospectus; or

   o the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

   During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.


   Dr. Schaffer, Mr. Pappajohn and Mr. Kinley may be deemed to be our "parents" and are deemed our "promoters," as these terms are defined under the Federal securities laws.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


   In April 2005, we issued 1,500,000 shares of our common stock to the individuals set forth below for an aggregate amount of $25,000 in cash, at an average purchase price of approximately $0.0167 per share, as follows:


NAME                               NUMBER OF
----                                SHARES             RELATIONSHIP TO US
                                   ---------   ---------------------------------
John Pappajohn ................     600,000    Chairman and Secretary
Derace L. Schaffer, M.D. ......     600,000    Vice-Chairman and CEO
Matthew P. Kinley .............     300,000    President, Treasurer and director

   Further, in June 2005, Mr. Pappajohn, Dr. Schaffer and Mr. Kinley transferred, for an aggregate consideration per share which they paid us and pro rata to their ownership of our common stock, an aggregate of 30,000 shares of our common stock equally to Mr. Berger and Mr. Schellhammer, such that our current share ownership is as reflected in the section entitled "Principal Stockholders".


   On July 8, 2005, our board of directors authorized a stock dividend of approximately .333333 shares of common stock for each outstanding share of common stock, effectively lowering the initial purchase price to approximately $.0125 per share.

   On July 22, 2005, our board of directors authorized a stock dividend of approximately .125 shares of common stock for each outstanding share of common stock, effectively lowering the initial purchase price to approximately $.0111 per share.



   The holders of the majority of these shares will be entitled to require us, on up to two occasions, to register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

   As of the date of this prospectus,Mr. Pappajohn, Dr. Schaffer and Mr. Kinley have loaned us a total of $175,000 which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees and legal and accounting fees and expenses. These loans will be payable without interest on the earlier of April 28, 2006 or the consummation of this offering. The loans will be repaid out of the net proceeds of this offering not being placed in trust.

   John Pappajohn, our chairman and secretary, or his designees, has agreed to purchase up to $1,000,000 of our warrants on the open market, at a price per warrant not to exceed $1.20, within three months of such warrants being separately tradeable. These warrants will not be sold until the consummation of a business combination. Maxim Group LLC has also agreed to purchase up to $500,000 of our warrants on the open market on similar terms.

   We have agreed to pay Equity Dynamics, Inc., an affiliated third party of which Mr. Pappajohn is the President and principal stockholder, and Mr. Kinley a Senior Vice President, approximately $6,000 per month for office space and certain additional general and administrative services. We have also agreed to pay another affiliated third party, The Lan Group, of which Dr. Schaffer is the sole owner, approximately $1,500 per month for office space and certain additional general and administrative services.

   We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

   Our existing stockholders, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount in the trust fund unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.


   Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

   After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, we anticipate that our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the healthcare industry. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the healthcare industry.

   All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

                           DESCRIPTION OF SECURITIES

GENERAL


   We are authorized to issue 100,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 2,250,000 shares of common stock are outstanding, held by five record holders. No shares of preferred stock are currently outstanding.



UNITS

   Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants shall begin to trade separately on the 90th day after the date of this prospectus unless Maxim Group LLC informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Thereafter the units will no longer trade as units. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

COMMON STOCK

   Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering, if any, or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

   We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a stockholder's shares into a pro rata share of the trust fund. Such stockholder must have also exercised its conversion rights described below.

   Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

   If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. The term public stockholders means the holders of common stock sold as part of the units in this offering or in the open market, including any existing stockholders to the extent that they purchase or acquire such shares. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering.

   Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

PREFERRED STOCK

   Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

WARRANTS


   No warrants are currently outstanding. Each warrant included in the units entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:


   o the completion of a business combination; or

   o one year from the date of this prospectus.

   The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

   We may call the warrants for redemption:

   o in whole and not in part;

   o at a price of $.01 per warrant at any time after the warrants become exercisable;

   o upon not less than 30 days' prior written notice of redemption to each warrant holder; and


   o if, and only if, the last sales price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.


   We have established this last criterion to provide warrant holders with a premium to the initial warrant exercise price as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

   The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

   The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

   The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

   No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

   John Pappajohn, our chairman and secretary, or his designees, has agreed to purchase up to $1,000,000 of our warrants on the open market, at a price per warrant not to exceed $1.20, within three months of such warrants being separately tradeable. These warrants will not be sold until the consummation of a business combination. Maxim Group LLC has also agreed to purchase up to $500,000 of our warrants in the open market on similar terms; however, Maxim Group LLC may sell their warrants prior to the consummation of a business combination.

PURCHASE OPTION


   We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 450,000 units at $10.00 per unit. The warrants issued in conjunction with these units will be exercisable at $7.50 per share. Otherwise, the units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled "Underwriting--Purchase Option."


DIVIDENDS

   We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

OUR TRANSFER AGENT AND WARRANT AGENT

   The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

SHARES ELIGIBLE FOR FUTURE SALE


   Immediately after this offering, we will have 11,250,000 shares of common stock outstanding, or 12,600,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 9,000,000 shares sold in this offering, or 10,350,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,250,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to April 25, 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares will be destroyed), and the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

 Rule 144

   In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:


   o 1% of the number of shares of common stock then outstanding, which will equal 112,500 shares immediately after this offering (or 126,000 if the underwriters' exercise their over-allotment option); and


   o the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

   Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

 Rule 144(k)

   Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

 SEC Position on Rule 144 Sales

   The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

 Registration Rights


   The holders of our 2,250,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

                                  UNDERWRITING


   Maxim Group LLC is lead managing underwriter of the offering and is acting as representative of the underwriters named below. Subject to the terms and conditions in the underwriting agreement, each underwriter named below has agreed to purchase from us, on a firm commitment basis, the respective number of units shown opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:




    UNDERWRITER
    -----------                                                      NUMBER OF UNITS
                                                                     ---------------
    Maxim Group LLC ..............................................
                                                                        ---------
    Total ........................................................      9,000,000



   The underwriting agreement provides that the underwriters are committed to purchase all of the units offered by this prospectus if they purchase any of the units. This commitment does not apply to the units subject to an over-allotment option granted by us to the underwriters to purchase additional units in this offering. The underwriting agreement also provides that the obligations of the underwriters to pay for and accept delivery of the units are subject to the passing upon of certain legal matters by counsel and certain other conditions.


UNDERWRITING TERMS


   Pursuant to the underwriting agreement, we have granted to the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional 1,350,000 units from us on the same terms and at the same per unit price as the other units being purchased by the underwriters from us. The underwriters may exercise the option solely to cover over-allotments, if any, in the units that the underwriters have agreed to purchase from us. If the over-allotment option is exercised in full, the total public offering price, underwriting discounts and commissions and proceeds to us before expenses will be $[___], $[___] and $[___], respectively.


   The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.




                                                    PER UNIT    WITHOUT OPTION   WITH OPTION
                                                    --------    --------------   -----------
Public offering price...........................      $8.00      $72,000,000     $82,800,000
Discount (1)....................................      $0.48      $ 4,320,000     $ 4,968,000
Non-accountable expense allowance(2)............      $0.08      $   720,000     $   720,000
Proceeds before expenses(3).....................      $7.44      $66,960,000     $77,004,000


---------------


(1) Consists of an underwriting discount of 6% of the gross proceeds of this offering (including any units sold to cover overallotments). Does not include an additional underwriting discount in the amount of 1% of the gross proceeds of this offering (including any units sold to cover overallotments), payable out of the funds held in trust upon consummation of a business combination.


(2) The 1% non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters' over-allotment option.


(3) The offering expenses are estimated at $400,000.


   We have agreed to sell the units to the underwriters at the initial public offering price less the underwriting discount set forth on the cover page of this prospectus. The underwriting agreement also provides that the representative of the underwriters will be paid a non-accountable expense allowance equal to 1% of the gross proceeds from the sale of the units offered by this prospectus ($50,000 of which has been previously advanced to Maxim), exclusive of any units purchased on exercise of the over-allotment option. In the event the offering is terminated, Maxim Group LLC will return to us the amount previously advanced by us less Maxim Group LLC's actual out-of-pocket expenses incurred in connection with the offering.

   We estimate that the total expenses of the offering payable by us, not including underwriting discounts, commissions, the non-accountable expense allowance and not taking into consideration the underwriters' over-allotment option, will be approximately $400,000. These expenses include, but are not limited to, SEC registration fees, NASD filing fees, accounting fees and expenses, legal fees and expenses, printing and engraving expenses, transfer agent fees and blue sky fees and expenses.


   The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $___ per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $___ per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.



   We have agreed to sell to the representative, for $100, an option to purchase up to a total of 450,000 units, exercisable at $10.00 per unit. The warrants issued in conjunction with these units will be exercisable at $7.50 per share. Otherwise, the units issuable upon exercise of this option are identical to those offered by this prospectus. This option commences on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 450,000 units, the 450,000 shares of common stock and the 450,000 warrants underlying such units, and the 450,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Thereafter, the representative's units will be transferable provided such transfer is in accordance with the provisions of the Securities Act. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price. We will set aside and at all times have available a sufficient number of shares of common stock to be issued upon exercise of the representative's units.



   We have engaged Maxim Group LLC, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 4% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

   o the market price of the underlying shares of common stock is lower than the exercise price;

   o the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

   o the warrants are held in a discretionary account;

   o the warrants are exercised in an unsolicited transaction; or

   o the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

   Subject to any regulatory restrictions, Maxim Group LLC, the representative of the underwriters, or certain of its principals, affiliates or designees, has agreed to purchase up to $500,000 of our warrants on the open market, at prices per warrant not to exceed $1.20, within three months of such warrants being separately tradeable.

   Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

   o the history and prospects of companies whose principal business is the acquisition of other companies;

   o prior offerings of those companies;

   o our prospects for acquiring an operating business at attractive values;

   o our capital structure;

   o an assessment of our management and their experience in identifying operating companies;

   o general conditions of the securities markets at the time of the offering;
     and

   o other factors as were deemed relevant.

   However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

   Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder's fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

   In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

   The underwriters have informed us that they do not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

   In connection with this offering, our underwriters may engage in stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

   o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

   o Over-allotment involves sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase, which creates a short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that it may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing units in the open market.

   o Covering transactions involve the purchase of units in the open market after the distribution has been completed in order to cover short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase units through the over-allotment option. If the underwriters sell more units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in this offering.

   o Penalty bids permit the underwriters to reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing covering transaction to cover short positions.

   These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. However, neither we nor the underwriters make any representation or prediction as to the effect the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.


   Although certain principals of Maxim Group LLC have extensive experience in the securities industry, Maxim Group LLC itself was formed in October 2002 and has acted as an underwriter in only three firm commitment public offerings, co-manager in four firm commitment public offerings and as a member of the underwriting syndicate in fifty eight underwritten public offerings. Since Maxim Group LLC has limited experience in underwriting firm commitment public offerings, their lack of experience may adversely affect the public offering price of our securities and the subsequent development, if any, of a trading market for our securities. Maxim Group LLC is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation.



   The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.


                                 LEGAL MATTERS


   The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Such firm has previously represented Maxim Group LLC and expects to do so again in the future. Lowenstein Sandler PC is acting as counsel for the underwriters in this offering.


                                    EXPERTS

   The financial statements included in this prospectus and in the registration statement have been audited by LWBJ, LLP, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of LWBJ, LLP are included in reliance upon their report given upon the authority of LWBJ, LLP as experts in auditing and accounting.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION


   We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                          HEALTHCARE ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                              FINANCIAL STATEMENTS
                                 APRIL 30, 2005

                                    CONTENTS


Report of Independent Auditors..............................................F-2

Audited Financial Statements

Balance Sheet...............................................................F-3
Statement of Operations.....................................................F-4
Statement of Stockholders' Equity...........................................F-5
Statement of Cash Flows.....................................................F-6
Notes to Financial Statements........................................F-7 to F-11

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Healthcare Acquisition Corp.

We have audited the accompanying balance sheet of Healthcare Acquisition Corp. (a corporation in the development stage) as of April 30, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period from April 25, 2005 (inception) to April 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Acquisition Corp. (a corporation in the development stage) as of April 30, 2005, and the results of its operations and its cash flows for the period from April 25, 2005 (inception) to April 30, 2005, in conformity with accounting principles generally accepted in the United States of America.


                                       /s/ LWBJ, LLP
                                       ----------------------------------------



West Des Moines, Iowa
May 6, 2005, except for Note 7 as to which the date is July 22, 2005

                          HEALTHCARE ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEET
                                 APRIL 30, 2005



                               ASSETS
Current assets:
  Cash...............................................................   $140,000
Other assets:
  Deferred offering costs............................................    113,253
                                                                        --------
Total assets ........................................................   $253,253
                                                                        ========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accrued expenses....................................................   $ 55,753
 Notes payable, stockholders ........................................    175,000
                                                                        --------
Total current liabilities ...........................................    230,753
                                                                        --------
Stockholders' equity:
 Preferred stock, $.0001 par value, 1,000,000 shares authorized;
   none issued
 Common stock, $.0001 par value, 100,000,000 shares authorized;
   2,250,000 issued and outstanding .................................        150
 Additional paid-in capital .........................................     24,850
 Deficit accumulated during the development stage ...................     (2,500)
                                                                        --------
Total stockholders' equity ..........................................     22,500
                                                                        --------
Total liabilities and stockholders' equity ..........................   $253,253
                                                                        ========






                            See accompanying notes.

                          HEALTHCARE ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM APRIL 25, 2005 (INCEPTION) TO APRIL 30, 2005



Formation and operating costs .....................................   $    2,500
                                                                      ----------
Net loss ..........................................................   $    2,500
                                                                      ==========
Weighted average shares outstanding ...............................    2,250,000
                                                                      ==========
Net loss per share ................................................   $       --
                                                                      ==========






                            See accompanying notes.

                          HEALTHCARE ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                       STATEMENT OF STOCKHOLDERS' EQUITY
        FOR THE PERIOD FROM APRIL 25, 2005 (INCEPTION) TO APRIL 30, 2005




                                                                                                       DEFICIT
                                                              COMMON STOCK          PAID-IN          ACCUMULATED
                                                           ------------------      CAPITAL IN        DURING THE       STOCKHOLDERS'
                                                            SHARES     AMOUNT    EXCESS OF PAR    DEVELOPMENT STAGE       EQUITY
                                                           ---------   ------    -------------    -----------------   -------------
Common shares issued...................................    2,250,000    $150        $24,850            $    --           $25,000
Net loss...............................................           --      --             --             (2,500)           (2,500)
                                                           ---------    ----        -------            -------           -------
Balance at April 30, 2005..............................    2,250,000    $150        $24,850            $(2,500)          $22,500
                                                           =========    ====        =======            =======           =======






                            See accompanying notes.

                          HEALTHCARE ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                            STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM APRIL 25, 2005 (INCEPTION) TO APRIL 30, 2005

OPERATING ACTIVITIES
 Net loss ...........................................................   $ (2,500)
                                                                        --------
Net cash used in operating activities ...............................     (2,500)
FINANCING ACTIVITIES
 Proceeds from note payable, stockholders ...........................    175,000
 Proceeds from sale of common stock .................................     25,000
 Payments made for deferred offering costs ..........................    (57,500)
                                                                        --------
Net cash provided by financing activities ...........................    142,500
                                                                        --------
Net increase in cash ................................................    140,000
Cash at beginning of period .........................................         --
                                                                        --------
Cash at end of period ...............................................   $140,000
                                                                        ========
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES
  Accrual of deferred offering costs.................................   $ 55,573




                            See accompanying notes.

                          HEALTHCARE ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2005

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


NATURE OF OPERATIONS

   Healthcare Acquisition Corp. (the "Company") was incorporated in Delaware on April 25, 2005, as a blank check company whose objective is to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, a currently unidentified operating business.

   At April 30, 2005, the Company had not yet commenced any operations. All activity through April 30, 2005 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end. The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering"), which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with an operating domestic or international company in the healthcare industry, a "target business".

   In evaluating a prospective target business, the Company will consider, among other factors, the financial condition and results of operation; growth potential; experience and skill of management; availability of additional personnel; capital requirements; competitive position; barriers to entry into other industries; stage of development of the products, processes or services; degree of current or potential market acceptance of the products, processes or services; proprietary features and degree of intellectual property or other protection of the products, processes or services; regulatory environment of the industry; and costs associated with effecting the business combination. These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors, as well as other considerations deemed relevant by the Company in effecting a business combination consistent with its business objective.


   Upon the closing of the Proposed Offering, $64,980,000 or 90.3% of the proceeds of this offering ($7.22 per unit) will be placed in a trust account at JP Morgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company ("Trust Fund") and invested in United States Treasury Bills having a maturity of one hundred eighty (180) days or less, until the earlier of (i) the consummation of the Company's first business combination or (ii) the liquidation of the Company. The remaining proceeds, not held in trust, may be used to pay for business, legal and accounting expenses related to this offering or expenses which may be incurred related to the investigation and selection of a target business, and the negotiation of an agreement to acquire a target business.

   The Company's first business combination must be with a business with a fair market value of at least 80% of the Company's net asset value at the time of acquisition. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Proposed Offering, vote against the business combination or request their consummation right as described below, the business combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 2,250,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any business combination. After consummation of the Company's first business combination, all of these voting safeguards will no longer be applicable.


   With respect to the first business combination which is approved and consummated, any Public Stockholder who voted against the business combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Fund as of the record date for

                          HEALTHCARE ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2005

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

determination of stockholders entitled to vote on the business combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a business combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed, without regard to the shares held by Initial Stockholders.

   The Company's Restated Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within eighteen (18) months from the date of the consummation of the Proposed Offering, or twenty-four (24) months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2.)

   The Company's common stock and Warrants will not be traded separately until it files an audited balance sheet on Form 8-K with the Securities and Exchange Commission, which reflects receipt of the gross proceeds from the Proposed Offering. Upon completion of the Proposed Offering, shares owned by the Initial Stockholders will be held in an escrow account maintained by the trustee, acting as escrow agent, for up to three (3) years.

LOSS PER COMMON SHARE

   Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

DERIVATIVE FINANCIAL INSTRUMENTS


   As described in Note 2, the Company has granted a Purchase Option to a representative of its underwriters. Based on Emerging Issues Task Force 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settle in, a Company's Own Stock, the Purchase Option will initially be measured at fair value and reported in permanent equity and subsequent changes in fair value will not be recognized as long as the Purchase Option continues to be classified as an equity instrument. Accordingly, there will be no net impact on the Company's financial position or results of operations, except for recording of the $100 proceeds from sale.

   The Company has determined, based on the Black-Scholes option pricing formula that the fair value of the Purchase Option at date of sale would be approximately $3.34 per share or approximately $1,503,000 total, using a risk free interest rate of 4.0%, expected life of four years and estimated volatility of 60.0%.

   The volatility calculation of 60.0% is based on the 365-day average volatility of a representative sample of eight (8) healthcare companies in the information technology and services niches with market capitalizations between 200 million and 910 million ("Representative Sample"). Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the 365-day volatility of the Representative Sample because its management believes that the volatility of these representative companies is a reasonable benchmark to use in estimating the expected volatility for the Company's common stock post-business combination. Although an expected life of four years was taken into account for purposes of assigning a fair value to the Purchase Option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the Purchase Option will become worthless.



USE OF ESTIMATES

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

   Deferred income taxes are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

   The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences aggregating to approximately $1,000. In recognition of the uncertainty regarding

                          HEALTHCARE ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2005

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at April 30, 2005.

   The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

RECENT ACCOUNTING PRONOUNCEMENTS

   The Company does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

2. PROPOSED PUBLIC OFFERING


   The Proposed Offering calls for the Company to offer for public sale up to 9,000,000 units ("Units") at a maximum price of $8.00 per unit. Each Unit consists of one share of the Company's common stock, $.0001 par value and one Redeemable Common Stock Purchase Warrant ("Warrant"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one (1) year from the effective date of the Proposed Offering and expiring four (4) years from the date of the prospectus. An additional 1,350,000 Units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. The Warrants will be redeemable by the Company at a price of $.01 per Warrant, upon thirty (30) days notice after the Warrants become exercisable, only in the event that the last sales price of the common stock is at least $11.50 per share for any twenty (20) trading days within a thirty (30) trading-day period ending on the third day prior to date on which notice of redemption is given.



3. DEFERRED OFFERING COSTS

   Deferred offering costs consist principally of underwriting fees, legal fees, accounting fees, and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

4. NOTES PAYABLE, STOCKHOLDERS

   The Company issued an aggregate of $175,000 unsecured promissory notes to three Initial Stockholders, who are also officers, on April 28, 2005. The notes are non-interest bearing and are payable on the earlier of April 28, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

5. COMMITMENTS AND CONTINGENCIES

   The Company has agreed to pay up to $7,500 per month, beginning at the effective date of the Proposed Offering, for office space and general and administrative expense to two (2) related entities owned by two (2) of the Initial Stockholders located in Des Moines, Iowa and Rochester, New York. The remaining Initial Stockholder is an officer of one of the related entities. Upon completion of a business combination or liquidation, the Company will no longer be required to pay these monthly fees.

   An Initial Stockholder has agreed that after this offering is completed and within the first days after separate trading of the Warrants has commenced, he or certain designees will collectively purchase up to $1,000,000 of the Company's Warrants in the public marketplace at prices not to exceed $1.20 per Warrant. He has further agreed that any Warrants purchased by him or his affiliates or designees, will not be sold or

                          HEALTHCARE ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2005

5. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

transferred until the completion of a business combination. In addition, subject to any regulatory restrictions and subsequent to the completion of the purchase of the $1,000,000 of Warrants described above and within the first ninety (90) days after separate trading of the Warrants has commenced, the representative of the underwriters, or certain of its principals, affiliates or designees has agreed to purchase up to $500,000 of the Company's Warrants in the public marketplace at prices not to exceed $1.20 per Warrant.


   The Company has agreed to sell to the representative of the underwriters for $100, an option to purchase up to a total of 450,000 units, exercisable at $10 per unit ("Purchase Option"). The Purchase Option is expected to be issued upon the closing of the Proposed Offering. If the Proposed Offering does not close, the Purchase Option will not be issued. In lieu of payment of the exercise price in cash, the holder of the Purchase Option has the right (but not the obligation) to convert any exercisable portion of the Purchase Option into units using a cashless exercise based on the difference between current market value of the units and its exercise price. The warrants issued in conjunction with these units are identical to those offered by the prospectus, except that they have an exercise price of $7.50 (125% of the exercise price of the warrants included in the Units sold in the offering). This option commences on the later of the consummation of a business combination and one (1) year from the date of the prospectus and expiring five (5) years from the date of the prospectus. The option and the 450,000 units, the 450,000 shares of common stock and the warrants underlying such units, and the shares of common stock underlying such Warrants, may be deemed compensation by the National Association of Securities Dealers ("NASD") and may be therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of the prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part of, the option grants to holders demand and "piggy back" rights for periods of five (5) and seven (7) years, respectively, from the date of the prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.


   The Company has engaged a third party to act as the representative of the underwriters, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative for bona fide services rendered, a commission equal to 4% of the exercise price for each Warrant exercised more than one (1) year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the Warrants, the representative's services may also include disseminating information, either orally or in writing, to Warrant holders about the Company or the market for its securities, and assisting in the processing of the exercise of the Warrants. No compensation will be paid to the representative upon the exercise of the Warrants if:

   o the market price of the underlying shares of common stock is lower than the exercise price;

   o the holder of the Warrants has not confirmed in writing that the underwriters solicited the exercise;

   o the Warrants are held in a discretionary account;

   o the Warrants are exercised in an unsolicited transaction; or

                          HEALTHCARE ACQUISITION CORP.
                    (A CORPORATION IN THE DEVELOPMENT STAGE)

                         NOTES TO FINANCIAL STATEMENTS
                                 APRIL 30, 2005

5. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)


   o the arrangement to pay the commission is not disclosed in the prospectus provided to Warrant holders at the time of exercise.


   Upon consummation of a business combination, the Company is obligated to pay the underwriters an additional underwriting discount of $720,000.

   The Initial Stockholders who are holders of 2,250,000 issued and outstanding shares of common stock will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this Proposed Offering. The holders of the majority of these shares are entitled to request the Company, on up to two (2) occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. The Company will bear the expenses incurred in connection with the filing of any such registration statements.



6. PREFERRED STOCK

   The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.


7. SUBSEQUENT EVENT


   On July 8, 2005, the Company's Board of Directors authorized a .333333 to 1 stock dividend. On July 22, 2005, the Company's Board of Directors authorized a ..125 to 1 stock dividend. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect these transactions.

===============================================================================




UNTIL        , 2005, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


NO DEALER, SALESPERSON OR ANY OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL.


===============================================================================

===============================================================================









                                  $72,000,000















                          HEALTHCARE ACQUISITION CORP.















                                   9,000,000
                                     UNITS



















                                ________________


                                   PROSPECTUS

                                ________________
















                                MAXIM GROUP LLC
















                                 ________, 2005





===============================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative's non-accountable expense allowance) will be as follows:



      Initial Trustees' fee............................................    $  1,000.00(1)
      SEC Registration Fee.............................................      17,981.00
      NASD filing fee..................................................      15,778.00
      Accounting fees and expenses.....................................      25,000.00
      Printing and engraving expenses..................................      50,000.00
      Directors & Officers liability insurance premiums................      70,000.00(2)
      Legal fees and expenses..........................................     150,000.00
      Blue sky services and expenses...................................      50,000.00
      Miscellaneous....................................................      20,241.00(3)
                                                                           -----------
         Total.........................................................    $400,000.00


---------------
(1) In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $4,800 for acting as transfer agent of the registrant's common stock, approximately $2,400 for acting as warrant agent for the registrant's warrants and approximately $1,800 for acting as escrow agent.
(2) This amount represents the approximate amount of Director and Officer liability insurance premiums that we anticipate paying following the consummation of our initial public offering and until we consummate a business combination.
(3) This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Our certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

   Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

   "Section 145. Indemnification of officers, directors, employees and agents; insurance.

   (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

   (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

   (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

   (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

   (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

   (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

   (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

   (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

   (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   Paragraph B of Article Eighth of our certificate of incorporation provides:

   "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

   Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   During the past three years, we sold the following shares of common stock without registration under the Securities Act:

                        STOCKHOLDERS                           NUMBER OF SHARES
                        ------------                           ----------------
John Pappajohn..............................................        600,000
Derace L. Schaffer, M.D.....................................        600,000
Matthew P. Kinley...........................................        300,000


   Such shares were issued on April 25, 2005 in connection with our organization pursuant to the exemption from registration contained in
Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0167 per share. No underwriting discounts or commissions were paid with respect to such sales. In June 2005, Mr. Pappajohn, Dr. Schaffer and Mr. Kinley transferred, for an aggregate consideration per share which they paid us and pro rata to their ownership of our common stock, an aggregate of 30,000 shares of our common stock equally to Mr. Berger and Mr. Schellhammer, two of our directors. On July 8, 2005, our Board of Directors authorized a stock dividend of approximately .333333 shares of common stock for each outstanding share of common stock, effectively lowering the initial purchase price to approximately $.0125 per share. Further, on July 22, 2005, our Board of Directors authorized a stock dividend of approximately .125 shares of common stock for each outstanding share of common stock, effectively lowering the initial purchase price to approximately $.0111 per share.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) The following exhibits are filed as part of this Registration Statement:



EXHIBIT
NO.           DESCRIPTION
---           -----------
 1.1          Form of Underwriting Agreement.**
 1.2          Form of Selected Dealers Agreement.**
 3.1          Amended and Restated Certificate of Incorporation.**
 3.2          By-laws.**
 4.1          Specimen Unit Certificate.**
 4.2          Specimen Common Stock Certificate.**
 4.3          Specimen Warrant Certificate.**
 4.4          Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
 5.1          Opinion of Ellenoff Grossman & Schole LLP.
 10.1.1       Letter Agreement among the Registrant, Maxim Group LLC and John Pappajohn.**
 10.1.2       Letter Agreement among the Registrant, Maxim Group LLC and Derace L. Schaffer, M.D.**
 10.1.3       Letter Agreement among the Registrant, Maxim Group LLC and Matthew P. Kinley.**
 10.1.4       Restated Letter Agreement among the Registrant, Maxim Group LLC and Edward B. Berger.**
 10.1.5       Letter Agreement among the Registrant, Maxim Group LLC and Wayne A. Schellhammer.**
 10.2         Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
 10.3         Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial
              Stockholders.**
 10.4         Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.**
 10.5.1       Office Services Agreement by and between the Registrant and Equity Dynamics, Inc.**
 10.5.2       Office Services Agreement by and between the Registrant and The Lan Group.**
 10.6.1       Promissory Note, dated April 28, 2005, issued to John Pappajohn, in the amount of $70,000.**
 10.6.2       Promissory Note, dated April 28, 2005, issued to Derace L. Schaffer, M.D., in the amount of $70,000.**
 10.6.3       Promissory Note, dated April 28, 2005, issued to Matthew P. Kinley, in the amount of $35,000.**
 10.7         Form of Unit Option Purchase Agreement between the Registrant and Maxim Group LLC.**
 10.8         Form of Warrant Purchase Agreement by and between the Registrant, John Pappajohn and Maxim Group LLC.**
 14           Code of Ethics**
 23.1         Consent of LWBJ, LLP.
 23.2         Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
 24           Power of Attorney.**
 99.1         Audit Committee Charter**
 99.2         Nominating Committee Charter**


---------------
**  previously filed

ITEM 17. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURE




   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on the 25th day of July, 2005.



                                     HEALTHCARE ACQUISITION CORP.


                                     By: /s/ Derace L. Schaffer, M.D.
                                     Name: Derace L. Schaffer, M.D.
                                     Title: Vice-Chairman and CEO (Principal
                                            Executive Officer)



   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.


         NAME                             POSITION                           DATE
         ----                             --------                           ----
    /s/ John Pappajohn
----------------------------      Chairman and Secretary                 July 25, 2005
       John Pappajohn

/s/ Derace L. Schaffer, M.D.
----------------------------      Vice-Chairman and CEO (Principal
  Derace L. Schaffer, M.D.              executive officer)               July 25, 2005


/s/ Matthew P. Kinley             President, Treasurer and Director
----------------------------                 (Principal                  July 25, 2005
   Matthew P. Kinley              financial and accounting officer)

   /s/ Edward B. Berger
----------------------------      Director                               July 25, 2005
     Edward B. Berger

 /s/ Wayne A. Schellhammer
----------------------------
   Wayne A. Schellhammer          Director                               July 25, 2005
